Securities and Exchange Commission
                              Washington, D.C.  20549


                                      FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934




          Date of Report (Date of Earliest Event Reported): May 25th, 1999




COMMISSION FILE NUMBER -0-300181-14825



MERIDIAN HOLDINGS, INC.
(Exact name of registrants specified in its charter)


COLORADO 						52-2133742

(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)


900 Wilshire Avenue, Suite 500
Los Angeles, California 90017
(213) 627-8878 Fax: (213) 627-9183



(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant's Principal Executive Offices)















ITEM 5. OTHER EVENTS

      On May 25th, 1999, pursuant to an Asset Purchase Agreement dated as ofMay 25th, 1999 (the "Purchase Agreement") by and among the Registrant, Anthony C. Dike ("Seller"), the Registrant purchased substantially all of the assets and assumed certain liabilities of Seller in exchange for an aggregate of 25,000,000 shares of Common Stock.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
           See Exhibit B

(b) PRO FORMA FINANCIAL INFORMATION.
      See Exhibit C

     (c)   EXHIBITS.

  EXHIBIT ITEM.  DESCRIPTION
  -----------    -----------
  [S]                 [C]
Exhibit A     -     Asset Purchase Agreement, dated as of May 25th, 1999,
                    by and among the Registrant, and Anthony C. Dike.

Exhibit B     -     Bill of Sale & Audited Balance Sheet and Capnet Group
                    of Companies Executive Summary.

Exhibit C     -     Proforma Consolidated Financial Information of Meridian
                    Holdings, Inc. Post-Acquisition.

Exhibit D     -     Employment Agreement

Exhibit E     -     Press release of the Registrant dated May 25th, 1999.

Exhibit F     -     Definition of Terms

Exhibit G     -     List of Seller key employees & Consultants



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Meridian Holdings, inc.
                                (Registrant)

Date:  May 25th, 1999             By:/s/ Charles Okehie
                             ---------------------------------------------
                                Charles Okehie
                            (President, Chief Executive Officer, and Chief
                             Financial Officer)


EXHIBIT A


                            ASSET PURCHASE AGREEMENT


by:


                              MERIDIAN HOLDINGS, INC.
                             a Colorado corporation;

and

                                 Anthony C. Dike
                                 an individual

                           ---------------------------

Dated as of May 25th, 1999

--------------------------------------------------------------------------
--------------------------------------------------------------------------


                                TABLE OF CONTENTS

SECTION 1.   Purchase and Sale of Asset....................................1

SECTION 2.   Assumption of Obligations and Liabilities ....................1

SECTION 3.   Purchase Price........................... ....................1

SECTION 4.   Closing.......................... ............................1

SECTION 5.   Delivery at Closing..................... .....................1

SECTION 6.   Representations and Warranties of Seller......................1

SECTION 7.   Representations and Warranties of Buyer............ ..........3

SECTION 8.   Conditions Precedent to the Obligation of the Buyer...........3

SECTION 9.   Conditions Precedent to the Obligation of the Seller..........3

SECTION 10.  Further Assurances............................ ...............4

SECTION 11.  Survival of Representations and Warranties....................4

SECTION 12.  Indemnification...............................................4

SECTION 13.  Investment Commitment and Registration Under The
             Securities Act................................................4
SECTION 14.  General Provisions............................................5


 ASSET PURCHASE AGREEMENT


	This Asset Purchase Agreement (the "Agreement") is made and entered into as of this 25th day of May, 1999, by and between Meridian Holdings, Inc., a Colorado corporation, hereinafter referred to as "Buyer", and Anthony C.
Dike, an individual, hereinafter referred to as "Seller".

	RECITALS

	WHEREAS, Seller owns the physical and intangible assets described in Exhibit B to this Agreement, (hereinafter the Acquired Assets); and

WHEREAS, Seller desires to sell and Buyer desires to purchase the business and substantially all of the assets of Seller on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, Buyer is a publicly Non-trading and full-reporting company with a current Form 10QSB filing with the Securities Exchange Commission.

	AGREEMENT

	NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

1.	PURCHASE AND SALE OF ASSETS.  On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Seller, at the closing date of May 25th, 1999 all of the assets pertaining to the Acquired Assets including the following: its business as a going concern; its contract to sell product; its rights under licenses and agreements; its copyrights, trademarks and trade names; all regulatory rights and filings all advertising and promotional material associated with the Acquired Assets, hereinafter described as Exhibit 'B', and any names and addresses of Sellers customers.

2.	ASSUMPTION OF OBLIGATIONS AND LIABILITIES. Buyer shall assume the obligations or liabilities of Seller as set forth in Exhibit 'B.' Other than the liabilities and obligations of Seller as set forth in Exhibit 'B', Buyer does not assume any other obligations or liabilities.

3.	PURCHASE PRICE.  As consideration for the sale, conveyance, assignment, transfer, and delivery of the Acquired Assets, the Buyer agrees on the Closing Date to pay to the Seller as follows: 25,000,000 shares of the restricted common stock of the Seller.

4.	CLOSING.  The closing shall take place on the Closing Date of May 25th,
1999 at the offices of Meridian Holdings, Inc., 900 Wilshire Blvd.,
Suite 500, Los Angeles, California, at 1 P.M. local time or such other time and place as the parties may agree upon in writing.

5.	DELIVERIES AT CLOSING.  At the closing on the Closing Date:

	(a)	Seller shall deliver to Buyer such bills of sale, deeds,
assignments and other instruments of sale, conveyance, assignment and transfer as are sufficient in the opinion of Buyer and its counsel to vest in Buyer and its successors or assigns the absolute, legal and equitable title to all of the Acquired Assets.

	(b)	Buyer shall deliver to Seller a certificate representing 25,000,000 shares of the unregistered common stock of Meridian Holdings, Inc.

6. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Buyer that:

	(a)	Seller, doing business as Capnet has the requisite power and authority to own and operate its assets, properties and business and to carry on its business as now conducted.

	(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the requisite authority of Seller, and, when executed by the authorized representative of the Seller, this Agreement will constitute a legal, valid and binding agreement of Seller.

	(c)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge or encumbrance upon, any of the Acquired Assets pursuant to (i) Seller's articles of incorporation or bylaws, (ii) any franchise, mortgage, deed of trust, lease, license, permit, agreement, instrument or undertaking to which Seller is a party or by which it or any of its properties are bound, or (iii) any statute, rule, regulation, order, judgement, award or decree.

	(d)	Seller has good and marketable title to all of its assets and properties, including, without limitation, the assets related to the Acquired Assets.

	(e)	Exhibit "B" attached hereto contains a list of all contracts, agreements, licenses, leases, arrangements, commitments and other undertakings to which Seller is a party or by which it or its property is bound. Except as specified in Exhibit "B", all of such contracts, agreements, leases, licenses and commitments are valid, binding and in full force and effect, and are assignable to Buyer without the consent of any other party.

	(f)	To Seller's knowledge, there is no suit, claim, action, or
proceeding now pending or threatened before any court, administrative or regulatory agency, or any basis for such a claim which may result in any judgment, order, decree, liability, or other determination, which could have an adverse effect, financial or otherwise, upon Seller or any of the Acquired Assets. No such judgment, order or decree has been entered which has or could have such effect.

	(g)	To the best of Seller's knowledge, Seller has all licenses and permits (federal, state and local) necessary to conduct its business and such licenses and permits are in full force and effect. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or threatened which could result in the revocation or limitation of any of such licenses or permits.

	(h)	No consent is necessary to effect the transfer to Buyer of any of the Acquired Assets and, upon the consummation of the transactions contemplated hereby, Buyer will be entitled to use the Acquired Assets to the full extent that Seller used the same immediately prior to the transfer of the Acquired Assets.

	(i)	Copies of all documents described in Exhibit "B" hereto have been made available to Buyer and, to the best of Seller's knowledge, are correct and include all applicable amendments, supplements and modifications.

	(j)	Neither this Agreement nor any Exhibit hereto delivered by Seller pursuant to this Agreement contains an untrue statement of a material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

	(k)	Seller warrants that no product liability claims have been made against the company and agrees to indemnify buyer for any claims made for product purchased prior to the closing date.

(l) Seller warrants that the worldwide rights are being transferred herein.


7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that:

 	(a)	Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has the requisite power and authority to own and operate its assets, properties and business and to carry on its obligations hereunder. Buyer is authorized to issue 50,000,000 shares of common stock with a par value of $.001. There are 957,500 shares of common stock outstanding, held by 58 shareholders.

	(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the board of directors of Buyer, and, when executed by the authorized representative of the Buyer, this Agreement will constitute a legal, valid and binding agreement of Buyer.

	(c)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Certificate of Incorporation or the bylaws of Buyer or any agreement, contract or other instrument to which Buyer is a party, or any statute, rule, regulation, order, judgment, award or decree.

	(d)	The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable restricted common shares.

	e)	There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer affecting any of its assets or properties that could result, either in any case or in the aggregate, in any material adverse change in the assets, properties or business of Buyer, or that could impair the validity of this Agreement or any action to be taken pursuant to this Agreement.

	(f)	Neither this Agreement, nor any Exhibit to this Agreement, nor any written statement or certificate or certificate furnished by Buyer in connection with this Agreement, contains an untrue statement of a material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

8.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.  All obligations of
Buyer under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at the closing:

	(a)	All representations and warranties of Seller made in this Agreement or in any Exhibit hereto delivered by Seller shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date.

	(b)	Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

9.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.  All obligations of
Seller under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at the closing:

	(a)	All representations and warranties of Buyer made in this Agreement or in any Exhibit hereto delivered by Buyer shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

	(b)	Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.


10. FURTHER ASSURANCES.

Following the closing, Seller agrees to take such actions and execute, acknowledge and deliver to Buyer such further instruments of assignment, conveyance and transfer and take any other action as Buyer may reasonably request in order to more effectively convey, sell, transfer and assign to Buyer any of the Acquired Assets, to confirm the title of Buyer thereto, and to assist Buyer in exercising rights with respect to the Acquired Assets.



11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties made by each of the parties hereto shall survive the closing for a period of three years after the Closing Date.

 12.	INDEMNIFICATION.

	(a)	Seller agrees to indemnify, defend and hold harmless Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney's fees, incurred by Buyer arising, resulting from, or relating to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Seller under this Agreement.

	(b)	Buyer agrees to indemnify, defend and hold harmless Seller against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney's fees, incurred by Seller arising, resulting from, or relating to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Buyer under this Agreement, or reason of any act or ommision of Buyer or any of its successors or assigns after the Closing Date that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of Seller under any contract, lease, license or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties and liabilities under this Agreement.

13.	INVESTMENT COMMITMENT AND REGISTRATION UNDER THE SECURITIES ACT.

	(a)	Seller represents to Buyer as follows:

		(i)	The Shares issued as consideration for the transfer of the
Acquired Assets are being acquired for Seller's own account for investment only and not with a view to the distribution or resale of all or any portion of the Shares.

	 (ii)	Seller has access to complete information regarding the assets, properties, business and finances of Buyer. Seller has met and discussed the assets, properties, business and finances of Buyer with Buyer's officers and directors, and has received, read and understood the contents of Buyer's reports and documents filed by Buyer with the Securities Exchange Commission. Seller acknowledges that Buyer's Form 10SB, filed with the Securities
Exchange Commission is currently subject to comments.

 	(b)	Seller agrees as follows:

	   (i)	Seller will not, directly or indirectly, offer or sell,
transfer or otherwise dispose of all or any portion of the Shares, or solicit any offer to buy, purchase or otherwise acquire all or any portion of the Shares, after the Closing Date, unless the Shares are duly registered under the Securities Act of 1933, as amended (the "Act") and under applicable state securities laws, or such proposed offer, sale, transfer or other disposition of the Shares is exempt from the registration requirements of the Act and applicable state securities laws.

	   (ii) Certificates representing the Shares may bear a legend in form and substance satisfactory to counsel for Buyer referring to the investment commitment contained in this Agreement, that the Shares have not been registered under the Act or any state securities laws, and that no transfer of the Shares may be made unless the Shares are registered under the Act or an exemption from such registration is available.

	   (iii)	Seller will provide Buyer with all information relating to
Seller, including complete details as to its proposed disposition of the Shares.

14.	GENERAL PROVISIONS.

14.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

14.2 Notices. All notices, requests, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid, addressed to the following parties, their successors in interest, or their permitted assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to Meridian Holdings, Inc. (Buyer)

	Charles Okehie
      President & CEO
	Meridian Holdings, Inc.
	900 Wilshire Blvd., Suite 500
	Los Angeles, California 90017

with copies to

 Neil Leibman, Esq
       24 Greenway Plaza #1826
       Houston, Texas 77046

If to Seller, then:

Anthony C. Dike
4127 West 62nd Street
Los Angeles, CA 90043

with copies to

	Donald J. Stoecklein, Esq
	Sperry Young & Stoecklein
	1850 E. Flamingo Rd.
	Suite 111
	Las Vegas, Nevada 89119

14.3 Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties to this Agreement and their successors and assignees, any rights or remedies under this Agreement unless expressly so stated to the contrary.

14.4 Remedies. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

14.5 Arbitration. Any controversy or claim relating to this Agreement (other than a request for injunctive relief), including any controversy or claim as to the arbitrability of any controversy or claim and any claim for rescission, shall be settled by arbitration in the city of Los Angeles, State of California, in accordance with the then rules of the American Arbitration Association, and judgment upon an award rendered in such arbitration may be entered in any court having jurisdiction of the matter.

14.6 Attorneys Fees and Litigation Costs. If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which is maybe entitled.

14.7 Entire Agreement. This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understanding, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in writing signed by each of the parties affected thereby.

14.8 Section Headings. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

14.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


	IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

BUYER:  Meridian Holdings, Inc.

         /s/Charles Okehie
	   Charles Okehie, President


SELLER:  Anthony C. Dike

	   /s/Anthony C. Dike
	   Anthony C. Dike
























EXHIBIT B

BILL OF SALES

KNOW ALL MEN BY THESE PRESENTS, that I, Anthony C. Dike, of 4127 West 62nd Street, Los Angeles, the State of California, in consideration of 25,000,000 shares of common stock of Meridian Holdings, Inc., and other just and valuable consideration paid to me by Meridian Holdings, Inc. (A State of Colorado Corporation) of 900 Wilshire Blvd., Suite 500, Los Angeles, the State of California receipt of which is hereby acknowledged, have granted, bargained, sold, conveyed, transferred, and delivered and by these presents do bargain, sell, grant, convey, transfer, and deliver until said the State of California the following goods and chattels:

1. Bidfair.com
2. Bolingo.com
3. Capnet.com
a. Capnet Gateway Online Services
b. Capnet Electronic Drug Store.
c. Capnet Document Archiving.
d. Capnet News Service

4. Capnet IPA
5. Intellectual Properties of the above entities.
6. Computer Hardware and Software, Tangible and Intangibles
7. Account Receiveables
8. Cash in the Bank of the above entities at First Professional Bank, Santa Monica, California
9. Right to use the Trademarks and Internet Domain Names of the Above entities.
10.   Liabilities of Seller which are to be Assumed by Buyer.
     a. All notes, loans and recurrent charges owed by Capnet as listed in the audited financial statements of Capnet dated May 18th, 1999.
     b. All leases, rents, and monthly installment obligations of Capnet Group of Companies.

11. Management Agreements to be assumed Includes:
a) Meridian Medical Enterprises Corporation(Medical Management Contract filed in paper)
b) MMG Investments Inc.(Secure Transaction Server Management Contract filed in paper)
c) S.O.S Community Services, Inc.(Community Outreach Management Contract filed in paper)
d) CGI Communications Services, Inc.(Web Server Hosting and Management Contract filed in paper)

To have and to hold the same until Meridian Holdings, Inc., its' executors, administrators, and assigns forever;

And I do for myself, my executors, my administrators and assigns warrant and represent to Meridian Holdings, Inc., that the title conveyed is good, its transfer is appropriate and rightful, and the equipment or property described hereunder shall be delivered free of any security, lien or encumbrance thereon

EXECUTED this 25th day of May, 1999, at Los Angeles, in the State of California.

						/s/Anthony C. Dike
					________________________
					Anthony C. Dike (Owner)

				     /s/Charles Okehie
                             ________________________
                                    Charles Okehie
                                For: Meridian Holdings, Inc.







Capnet Group of Companies
Audited Financial Statements

INDEPENDENT AUDITOR'S REPORT
To the Board of Directors
Capnet Group of Companies.

We have audited the combined balance sheet of the Capnet Group of Companies and Subsidiary, as of December 31, 1998 and the related statements of income and cash flows for the year then ended. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capnet Group of Companies, as of December 31, 1998 and the results of their operations and their cash flows for the year then ended, in conformity with generally-accepted accounting principles.



ANDREW M. SMITH
CERTIFIED PUBLIC ACCOUNTANT
Long Beach, California
May 26, 1999



Capnet Group of Companies
Balance Sheet
December 31, 1998

Assets

 Current Assets
 Cash                                         $  70,332
 Accounts Receivable (Net of
  Allowance for Doubtful
  Accounts $400,000) (Note 3)                   488,463
 Inventories (Note 2)                            10,509

                                                569,304
 Property, Plant, and Equipment
 Net of Accumulated Depreciation (Note 1)        12,836

 Intangible and Other Assets
 Other Investments                                  500
 Organization Costs (Note 1)                     10,880
                                                 11,380

   Total Assets                                $593,520

 Liabilities and Stockholders' Equity

Current Liabilities
 Accounts Payable                               159,094
 Payroll Taxes Payable                            5,332
 Business Line of Credit (Note 7)                37,390
 Loan Payable - MME (Note 6)                     70,141
                                                271,957
 Non-Current Liabilities
 Loans Payable (Note 4)                          77,248

 Stockholders' Equity (Note 2)
 Retained Earnings                             (217,860)
 Common Stock (1,000 shares authorized
 par value $0.01, 1,000 shares issued
 and    outstanding)                                 10

 Additional Paid in Capital                      462,165

     Total Stockholders' Equity                  244,315

Total Liabilities and Stockholders' Equity    $  593,520



Capnet Group of Companies
Statement of Income
Year Ended December 31, 1998

Revenues
Professional Fees                            $   627,683
Refunds                                               94
                                                 627,777

Operating Expenses
Auto                                               5,884
Bank Charges                                       2,125
Capitation Payments                              237,869
Contract Labor                                   127,775
Contributions                                     11,050
Depreciation                                      10,926
Dues & Subscriptions                               4,020
Employee Benefits                                  1,196
Equipment Rental                                  17,366
Insurance                                         12,461
Interest                                           9,087
Loan Costs                                         1,200
Loss on Investments                                7,000
Management Fees                                      700
Office Supplies/Expense                           13,668
Other Expenses                                     4,727
Payroll Taxes                                      3,682
Permits & Licenses                                 1,045
Postage & Delivery                                 1,402
Printing & Copying                                 2,740
Professional Fees                                 65,244
Rent                                              27,600
Repairs & Maintenance                              2,274
Salaries-Others                                   42,332
Taxes-Other                                          372
Telephone & Communications                        10,153
Utilities                                          1,900
                                                 625,798

Net Income                                   $     1,979

Retained Earnings January 1, 1997 	            (219,839)

Retained Earnings December 31, 1998         $   (217,860)


Capnet Group of Companies
Statement of Cash Flows
Year Ended December 31, 1998



Cash Flows from Operating Activities

Net Income                                    1,979

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation                                 10,926
Inventory write-off                           3,503
Non-cash loan costs                           1,200
Collection of prior year's uncollectibles    17,696



Changes in assets and liabilities:
Increase in accounts receivable            (188,463)
Increase in accounts payable                158,932
Increase in revolving credit line               413
Increase in payroll taxes payable             4,510
Decrease in Franchise taxes                    (800)

Net cash provided by operating activities     9,896

Cash-flow from financing activities
Repayment of loans payable                   (1,428)
Cash proceeds from revolving credit-line      8,000
Cash proceeds from bank loans                58,800
Cash repayment of revolving credit-line     (12,493)
Proceeds from sale of stock                  20,974

Net cash provided by financing activities    73,853

Cash Flows from Investing Activities
Cash spent on investments                     (500)
Purchase of equipment                      (10,438)

Cash Used by Investing Activities          (10,938)

Net increase in cash                        72,811
Cash at beginning of period                  3,696

Cash Balance December 31, 1998            $ 76,507

Other Non-cash Transactions

During the second quarter, the company reclassified
$36,977 in credit and charge card debt from stockholder loans to accounts payable - revolving credit-line


CAPNET GROUP OF COMPANIES
Notes to Financial Statements
December 31, 1998



NOTE 1 - Summary of Significant Accounting Policies


This summary of significant accounting policies of Capnet Group of Companies (the "Company") is presented to assist in understanding the Company's financial statements. These financial statements and notes are the representation of the Company's management, which is responsible for the integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements

Nature of Operations
Capnet Group of Companies (the Company) consists of the following:
1. Capnet IPA, (Independent Physician Association, is the management component of the group of companies. In addition to the on-line components described herein is also responsible for the administration physician contracts and healthcare management. The major revenue component is management fees.
2. Capnet Gateway Online Services, an internet based information and management services company focused on providing content and information regarding Healthcare, High Technology, and Humanity.
   Is designed to be a subscription based site on the World Wide Web.
   The potential also exists advertising revenues via Web banners, links and the likes.
3. Bolingo.Com-High Technology Store, a retailer of high technology products, which includes computer hardware, software, and accessories. The company has an established relationship with Ingram Micro, Inc., wholesale distributor of high technology product. No inventories will be maintained by the company, but rather orders placed with distributors, once recieved from on-line customers, to be delivered by the distributor. Currently, the company has access through its relationship with Ingram and other distributors to over 90,000 products.
4. Bidfair.com-On line Auction Web Site, an on-line auction providing a forum for buying, selling, and trading online via the Internet.
   No placement fee will be required, but a success fee of 1% to 4% will be charged on a stepped down basis; and
5. Capnet.com-Document archives, Capnet News, & Electronic Drug Store. E-commerce products addressing various aspects of the medication management process. Like Bolingo.com, no inventories will be maintained, but instead orders place with distributors, when received from on-line customers and processed.

The group of companies are the collective holdings of a single individual. These companies are intended to provide the infrastructure for Meridian Holdings, Inc. (MHC). The Assets of the Company were transferred to Meridian Holdings, Inc. in exchange for stock in MHC. The surviving Company intends to become an Internet retailer of computer software products, and well as providing information and resources when fully operational. The closing date of the acquisition was May 25, 1999.

Use of Estimates
Management will use estimates and assumptions in preparing financial statements (e.g. depreciation). Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.
Fiscal Year
The Company operates on a December 31st year end.
Income Recognition
The Company prepares its financial statements and federal income taxes on the accrual basis of accounting. The nature of the business is such that the Company receives stock and other necessary materials from the customers for processing. As such no inventories of any significance are maintained.
Amortization
Organization costs are amortized over sixty months using the straight line-method.
Depreciation
Furnishings and equipment transferred to the corporation by the stockholder upon incorporation were recorded at the stockholder's book value at the date of the transfer. New furnishings and equipment are stated at cost. Depreciation is computed using straight-line and declining balance methods over the assets estimated useful life.

NOTE 2 - Inventory
Inventory represents office and medical supplies held for future use.


NOTE 3 - Accounts Receivable
At December 31, 1998, accounts receivable represented (1) the residual amount of fees earned and reasonably expected to be collected. The stockholder transferred a total of $700,000, of which $300,000 were reasonably expected to be collected. An allowance for doubtful accounts of $400,000 was therefore established. Management is making every effort possible to collect the outstanding medical fees. Because some of these receivables date back as far as 1994, management believes that the allowance for doubtful accounts is adequate and appropriate.
(2) Current period receivables total $188,463. Amounts presented herein are based solely on management's belief and were not confirmed by auditors.

NOTE 4 - Loans Payable
Following is a summary of the loans outstanding at
December 31, 1998 Loans payable - Sanwa Bank is a
freeline account.  The loan has a tiered interest
rate ranging from 9.19% to 9.69% with a minimum
monthly payment of $125.56                                       $7,965

Loan payable - SBA (Small Business Administration).  At
December 31, 1998, the loan had an interest rate of 4%,
with monthly payments of $58                                      9,283

Loan payable - L.A. Community Development Bank is a
$60,000 loan due March 31, 1999 plus interest. The
note has a stated interest rate of 10.75%                        60,000
                                                                $77,248


NOTE 5 - Contingencies
The company has various contracts with Los Angeles County which are subject to audit by the County. Such audits could result in claims against the resources of the company. No provision has been made for any liabilities which may arise from any such audits, since the amount, if any, cannot be determined at this date.

NOTE 6 - Loan Guarantees
On July 1, 1998, Meridian Medical Group, P.C., dba Capnet IPA one of the group of companies, became a co-borrower on $50,000 in loans. Under the debt agreements, Meridian Medical Group, P.C., and Meridian Medical Medical Enterprises (a related company) are named individually and collectively as borrower. The loans mature as follows:

Amount
                          Maturity              Interest
                            Date                  Rate
$25,000 Line of credit    7-01-99                 8.5%
10,000 Note Payable       7-01-00                 8.5%
15,000 Note Payable       7-01-02                 8.5%
$50,000

At December 31, 1998, $41,141 was utilized. Addtionally $29,000 was advanced by the Meridian Medical Enterprises, with no defined terms for repayment.

NOTE 7 - Line-of-Credit

The stockholder has made available to the company a personal line-of-credit with an available balance of $72,000. Any funds utilized by the corporation will be repaid in accordance with the bank's term at the time or the advance. At December 31, 1998 $37,390 was utilized.


NOTE 8 - Subsequent Events

On March 14, 1999, a demand for arbitration was filed for capitation payments receivable for the months of May, 1998, through September, 1998.
The company is requesting payment of fees totaling $100,000. Further, in connection with the company in the arbitration matter. The attorney has assigned as a fee, a lien of forty percent (40%) of any amount recovered.

NOTE 9 - Furnishing and Equipment
Following is a summary of furnishings and equipment at December 31, 1998:
Computer Equipment              $21,879
Office Equipment                 23,874
Medical Equipment                58,094
                                103,847
Accumulated Depreciation        (90,186)
Total                           $13,661

Furniture and equipment is depreciated over an estimated useful life of 5-7 years.

NOTE 10 - Income Taxes

Operating Loss and Tax Credit Carryforwards

The Company has loss carryforwards totaling $217,860 that may be offset against future taxable income. If not used, the carryforwards will expire as follows:

Year 2011                   $ 10,021
Year 2012                    207,839
                            $217,860

As a result of the above carryforwards there is no provision for income tax for the year ended December 31, 1998.


Clifford R. Benn
Certified Public Accountant
21839 S. Avalon Blvd # 103
Carson, California 90746
(310) 631-8145


INDEPENDENT AUDITOR'S REPORT

Stockholder
Meridian Medical Group, P.C.
Inglewood, California

I have audited the combined balance sheet of Meridian Medical Group, P.C., dba: Capnet IPA, (a California Corporation), as of December 31, 1997 and the related statements of income/(loss), retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Capnet IPA's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

As described in Note 3, the accompanying balance sheet shows $300,000 in accounts receivable at year end. The receivables were earned and billed prior to the formation of the corporation. Accounts receivable at December 31, 1997 were not audited by me.

In my opinion, except for any adjustment that might have been required had I confirmed accounts receivables with the various clients, the financial statements referred to above present fairly, in all material respects, the financial position of Capnet IPA, as of December 31, 1998 and the results of their operations and their cash flows for the year then ended, in conformity with generally-accepted accounting principles.



CLIFFORD BENN
CERTIFIED PUBLIC ACCOUNTANT
March 16, 1998
Carson, California



                  Meridian Medical Group, P.C.
                       dba Capnet IPA
                        Balance Sheet
                      December 31, 1997

	                       Assets

 Current Assets
	 Cash 			                            $     3,696
	 Inventories 			                           14,012
	 Accoounts Receivable
       (Net of doubtful accounts of $1,591,407) (Note 3) 	  300,000
	     Total Current Assets 			              317,708

 Furnishings and Equipment (Note 1)
	 Computer Equipment 		       13,692
	 Office Equipment 		       20,798
	 Medical Equipment 		       58,094

			                         92,584
	 Accumulated Depreciation 		(79,122)

 Total Furnishings and Equipment 				        13,462

 Organization Costs
 (Net of $452 amortization) (Note 1) 			         1,808

	   Total Assets 		                           $   332,978


	              Liabilities and Stockholders Equity

 Current Liabilities
	 Accounts Payable 		                      $     162
	 Payroll Taxes Payable 			                      822
	 Franchise Taxes Payable (Note 4) 			          800
	 Loans Payable 			                          9,538
	 Salaries Payable - Stockholder 			      156,000

	   Total Current Liabilities 			            167,322

 Loan Payable - Sanwa Bank 				              9,138
 Loan Payable - Stockholder (Note 5) 			      375,357

 Total Liabilities 				                  551,817

 Stockholders' Equity
	 Common Stock (no par value;
       authorized 1,000 shares, issued
       and outstanding 2 shares 		         1,000

	 Retained Earnings 		            (219,839)

	     Total Equity 			                (218,839)

    Total Liabilities and Stockholder's Equity 		  $  332,978

 See Accompanying Notes and Auditor's Report


                Meridian Medical Group, P.C.
                       dba Capnet IPA
    Statement of Income/(Loss) and Change in Retained Earnings
             For the year ended December 31, 1997



 Medical Fees 					 $     41,195

 Expenses
	 Accounting & Bookkeeping 		         1,004
	 Automobile Expenses 			         3,775
	 Contract Labor 				         3,669
	 Contributions 				         1,100
	 Dues & Subscriptions 			         2,562
	 Employee Benefits 			         1,473
	 Equipment Rental 			         3,575
	 Insurance 				               4,739
	 Interest 				               1,150
	 Laboratory Fees 				           477
	 Office Supplies/Expenses 			   9,321
	 Other Expenses 				           635
	 Payroll Taxes 				         2,179
	 Permits & Licenses 				     540
	 Postage & Delivery 				     125
	 Professional Fees 				  12,687
	 Rent  				              14,305
	 Repairs & Maintenance 				   2,044
	 Salaries - Officer 			       144,000
	 Salaries - Others 			        19,773
	 Telephone 				               8,313
	 Utilities 				               1,577

	 Total Expenses 				       239,023

	 Income Before Amortization &
       Depreciation; and Income Taxes  	     (197,828)

	 Amortization 				          452
	 Depreciation 				        8,759
	 Income Taxes (Note 4) 			          800

	 Net Loss 				           (207,839)

	 Retained Earnings January 1, 1997 	      (12,000)

	 Retained Earnings December 31, 1997  $  (219,839)

 See Accompanying Notes and Auditor's Report


                Meridian Medical Group, P.C.
                       dba Capnet IPA
    Statement of Income/(Loss) and Change in Retained Earnings
             For the year ended December 31, 1997



 Cash Flows from Operating Activities
	 Net Loss 			                                 $  (207,839)

	 Adjustments to reconcile net loss to net cash flows provided by operating activities

	 Amortization 			                                   452
	 Depreciation 			                                 8,759
	 Changes in current assets and liabilities
	    Decrease in accounts receivable 	 		        58,593
	     Increase in accounts payable 		                       162
	     Increase in franchise taxes payable 	        	           800
	     Increase in payroll taxes payable 			           822
	     Increase in salaries payable 			             144,000

 Net cash provided by operating activities 			         5,749

 Cash Flows from Financing Activities
	 Cash proceeds  stockholder's loans 			        11,781
	 Cash repayments of stockholder's loans 			       (17,974)

				                                            (6,193)

 Cash-flow from investing activities
	 Cash investment in organization costs 			        (1,665)
	 Cash purchase of computer equipment 			        (2,521)

	       Cash Flows from Financing Activities 		        (4,186)

	 Increase (Decrease) in Cash 			                    (4,630)
	 Cash at beginning of year 			                     8,326

	 Cash at end of year 			                      $    3,696

 See Accompanying Notes and Audotor's Report


                Meridian Medical Group, P.C.
                       dba Capnet IPA
                Notes to Financial Statements
             For the year ended December 31, 1997

NOTE 1 - Summary of Significant Accounting Policies

Organization

Meridian Medical Group, P.C. (dba: Capnet, IPA) is a closely held corporation organized under California corporate law.

Use of Estimates
Management will use estimates and assumptions in preparing financial statements (e.g. depreciation). Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.

Fiscal Year
The Company operates on a December 31st year end.

Amortization
Organization costs are amortized over sixty months using the straight line-method.

Depreciation
Furnishings and equipment transferred to the corporation by the stockholder upon incorporation were recorded at the stockholder's book value at the date of the transfer. New furnishings and equipment are stated at cost. Depreciation is computed using straight-line and declining balance methods over the assets estimated useful life.

NOTE 2 - Inventory
Inventory represents office and medical supplies hold for future use. The amount shown on the balance sheet was furnished by management and was not subjected to any audit procedures.

NOTE 3 - Accounts Receivable
Accounts receivable at December 31, 1997 represents the residual amount of medical fees earned by the stockholder prior to incorporation. At the time of incorporation, the stockholder transferred $1,950 of billed medical fees receivable, or which $358,593 were reasonably expected to be collected. During the year, $58,593 was collected. Management has provided an aging of the receivables and is making every effort possible to collect the outstanding medical fees. Although these receivables date back as far as 1994, management believes that the bad debt allowance established is appropriate. Accounts receivable were not confirmed or subjected to any other audit procedures.

NOTE 4 - Income Taxes

The corporation is recognized by the federal government and California's franchise tax board as Subchapter S corporation for income tax purposes. As a subchapter S corporation, any income or loss generated by the corporation is distributed to the stockholder and taxed at the stockholder's rate. However, as a California corporation, the company is required to pay minimum corporate tax of $800.

NOTE 5 - Loans Payable
Following is a summary of the loans outstanding at December 31, 1997

Loans payable - Sanwa Bank is a
freeline account transferred to the company at
incorporation.  At December 31, 1997, the loan
has a tiered interest rate ranging from 9.51%
to 10.01% with a minimum monthly payment of $138.19              $7,965

Loan payable - SBA (Small Business Administration)
transferred to the company at incorporation.  At
December 31, 1997, the loan had an interest rate of
4%, with monthly payments of $58 and is due November 22,
1998                                                              9,283

Loan payable - stockholder, non-interest bearing
with no stated due date                                         375,357

Total Loans Payable                                             394,033
Less: Loans due within one year                                  (9,538)

Total Loans Payable, Long-Term                                 $384,495

NOTE 6 - Line-of-Credit

The stockholder has made available to the company a personal line-of-credit with an available balance of $72,000. Any funds utilized by the corporation will be repaid in accordance with the bank's term at the time or the advance.

NOTE 7 - Subsequent Events

On March 27, 1998, Meridian Medical Group, P.C. was granted a line-of-credit by Meridian Medical Enterprises, Inc., a related company. The amount of the funds made available is $430,000. In addition to providing funds, Meridian Medical Enterprises, Inc. will be providing management services for Meridian Medical Group, P.C.

Meridian Medical Enterprises, Inc. is to receive 17% of the net receipts of Meridian Medical Group, P.C., of which 5% will represent payment on any funds advanced. No interest terms were disclosed.









CAPNET GROUP OF COMPANIES EXECUTIVE SUMMARY


Date: 5/25/99
Contact: Anthony C. Dike (Chairman & CEO)
Telephone: 310-993-2963

Capnet Group of Companies is a roll-up of successful Internet related business entities. These business entities includes:

1. Bidfair.com
2. Bolingo.com
3. Capnet.com
a. Capnet Gateway Online Services
b. Capnet Electronic Drug Store.
c. Capnet Document Archiving.
d. Capnet News Service

4. Capnet.IPA

1.	Bidfair.com

"Bidfair.com" (http://www.bidfair.com) is an Internet premier person to person auction site, a Web-based community in which buyers and sellers are brought together in an efficient and entertaining auction format to buy and sell personal items such as antiques, coins, collectibles, computers, memorabilia, stamps and toys. The Bidfair.com service permits sellers to list items for sale, buyers to bid on items of interest and all Bidfair.com users to browse through listed items in a fully-automated, topically-arranged, intuitive and easy-to-use online service that is available 24 hours a day, seven days a week

The Internet offers for the first time the opportunity to create a compelling global marketplace for person-to-person trading--the exchange of goods between individuals. This trading has traditionally been conducted through trading forums, such as classified advertisements, collectibles shows, garage sales and flea markets, or through intermediaries, such as auction houses and local dealer shops. These markets are highly inefficient because: (i) their fragmented, regional nature makes it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions; (ii) they offer a limited variety and breadth of goods;
(iii) they often have high transaction costs from intermediaries; and
(iv) they are information inefficient, as buyers and sellers lack a reliable and convenient means of setting prices for sales or purchases. Despite these inefficiencies, the Company believes that the market for traditional person-to-person trading in the U.S. through auctions and classified ads exceeded $50 billion in goods sold in 1997. An Internet-based centralized trading place can overcome the inefficiencies associated with traditional person-to-person trading by facilitating buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and, ultimately, consummating transactions. Through such a trading place, buyers can access a significantly broader selection of goods to purchase and sellers have the opportunity to sell their goods efficiently to a broader base of buyers. As a result, a significant market opportunity exists for an Internet-based centralized trading place that applies the unique attributes of the Internet to facilitate person-to-person trading.




Bidfair.com Solutions

By leveraging the interactive nature of the Internet, Bidfair.com facilitates a sense of community through direct buyer and seller communication, thereby enabling the interaction between individuals with mutual interests. In addition, this community orientation, facilitation of direct buyer and seller communication and efficient access to information on a particular buyer or seller's trading history can help alleviate the risks of anonymous trading. As a result, there exists a significant market opportunity for an Internet-based centralized trading place that applies the unique attributes of the Internet to facilitate person-to-person trading.

Buying From Bidfair.com Auction Website

By featuring different auction styles, the Company encourage participants to not only compete for items, but to have some fun.

If you are bidding in a Winning Bid auction (a simple bidding war between participants), the highest bid wins. The fewer the items available, the fiercer the competition.

In a Clear Price auction, the wise participants win by underbidding the big spenders. In multiple-item auctions, every winning bidder gets the items for the lowest winning bid.

In a Second Price auction, winning bidders get the item for an amount equal to the highest losing bid plus the bid increment, or the lowest winning bid, whichever is less.

At no point during the process does the Company take possession of either the item being sold or the buyer's payment for the item.

Selling on Bidfair.com Auction Website

A seller who registers with Bidfair.com can list a product for auction by completing a short online form. The seller selects a minimum price for opening bids for the item and chooses whether the auction will last three, five or seven days. Additionally, a seller may select a reserve price for an item, which is the minimum price at which the seller is willing to sell the item and is typically higher than the minimum price set for opening bids. The reserve price is not disclosed to bidders. A seller can elect to sell items in individual auctions or, if he or she has multiple identical items, can elect to hold a "Dutch Auction." For example, an individual wishing to sell 10 identical watches could hold 10 individual auctions or hold a Dutch Auction in which the 10 highest bidders would each receive a watch and all lower bids would be rejected. A seller may also specify that an auction will be a private auction. With this format, bidders' e-mail addresses are not disclosed on the item screen or bidding history screen. Sellers pay no placement fee, and are charged a success fee that steps down from 4% to 1% of the transaction value only if an auction is concluded with a successful bid.

Completion of the Transaction

At the end of an auction period, if a bid exceeds the minimum price and, if one is set, the reserve price, Bidfair.com automatically notifies the buyer and seller via email and the buyer and seller can then consummate the transaction independently of Bidfair.com. At the time of the email notification, Bidfair.com charges the seller a success fee equal to 4% of the first $20 of the purchase price, 2% of any purchase price between $20 and $1,000 and 1% of any purchase price over $1,000. At no point during the process does the Company take possession of either the item being sold or the buyer's payment for the item. Rather, the buyer and seller must independently arrange for the shipment of and payment for the item, with the buyer typically paying for shipping.

Bidfair.com Business Model Success

Bidfair.com   offers its  clients an exciting online auction  experience with buying, selling, and trading their wares online via the Internet.
Our online auction site offers you the chance to buy virtually any tradable items at strikingly low prices. The Company allows its buyers and sellers to bypass traditionally expensive, regionally-fragmented intermediaries and transact business on a 24 hour a day, seven day a week basis. Because Bidfair.com carries no inventory, sellers bypass costly traditional intermediaries, thus allowing for a lower selling costs and increasing the sellers' likelihood of finding buyers willing to pay his or her target price. To list an item on Bidfair.com, sellers pay no placement fee and are charged a success fee that steps down from 4% to 1% of the transaction value only if an auction is concluded with a successful bid. As a result, sellers for the first time can sell relatively inexpensive items which had previously been prohibitively expensive to list through most traditional trading forums. By allowing sellers to conveniently reach a broad range of buyers, Bidfair.com also ameliorates the time-consuming, logistical inconvenience of individual selling. Buyers have access to a broad selection of items and avoid the need to pay expensive markups or commissions to intermediaries. Buyers are not charged for trading through Bidfair.com.
The critical mass of items listed on Bidfair.com provides a mutual benefit for buyers and sellers to more effectively determine an appropriate price for an item.

Registration

While any visitor to Bidfair.com can browse through the Bidfair.com service and view the items listed for auction, in order to bid for an item or to list an item for sale, buyers and sellers must first register with Bidfair.com. Users register by completing a short online form and thereafter can immediately bid for an item or list an item for sale.

2. Bolingo.com

Bolingo.com, is a retailer of high technology products, which includes computer accessories, hardware and software on the internet.

There are over 200,000 computer software programs and related hardware available for sale through our major distributor. The Company intends over time to expand its catalog into other information-based products, such as new high technology product information dissemination, training and promotion. Bolingo.com has virtually unlimited online shelf space and offers customers a vast selection through an efficient search-and-retrieval interface. Through its relationship with Ingram Micro, Inc., the world's largest Wholesale Distributor of High-Technology Products, the Company offers a catalog of more than 90,000 products, easy-to-use search and browse features, e-mail services, personalized shopping services, Web-based credit card payment and direct shipping to customers to any place in the world, using Ingram Micros' World Wide Distribution Channels.

In the future, additional High Technology Products may be added to the catalog through direct relationship with the manufacturers or product major distributors worldwide. An on-line customer now could be able to browse through the Company's catalog and select one or more items to purchase. When a product is identified, the customer may then fill-out an order entry form on-line. The information required to complete the order form would include details of the items to be purchased and the credit card information for the sale. From the completed order form, the credit card information may be verified electronically via Cybercash an Internet based credit card verification facility. Upon verification, the funds will be automatically deposited into a trust account maintained at Wells Fargo bank and the customer will be assigned an electronic identification number, which will enable the customer track the purchased item(s) for shipping purposes, or electronic download via the Internet into the customers computer hard-drive. For hardware products, the company has established a relationship with one of the major distributors of computer hardware and software products, to help fulfill all on-line orders placed through our web-site.

Bolingo.com was founded to capitalize on the opportunity for on-line retailing. Management believes that High Technology product distribution, utilizing the model set forth herein, is particularly suited to on-line retailing for several reasons. First, an on-line retailer can offer virtually unlimited on-line shelf space. Secondly, it can offer its customers a wide range of products that, hitherto, would have required a large amount of operational space. Thirdly, serving a global market, on-line retailers can realize substantial economies relative to the traditional storefront retailer.

The ability of the Company to introduce the marketing channel as described above, is predicated on the willingness of the manufacturers of the products to enter into distribution/vendor agreements with the Company.

The company  projects  revenues of $1,200,000 during the first year.

3.	Capnet.com

Capnet.com is an internet based information and management services company specifically focused on providing management, content and information regarding Healthcare, High Technology and Humanity.
Capnet Gateway Online Services, a division of Capnet.com, has been sited in various Internet Magazines, rating companies etc. Capnet
Gateway Online Services has recently signed a licensing agreement with Meridian Medical Group, P.C. to publish all its Clinical Outcomes Analysis, Drug and Care Utilization data, as well as it's "Policies and Procedure Manual" on a subscription basis via its' internet transaction server. The company also is in the process of finalizing negotiation with a major University Teaching Hospital and Medical Center, to acquire the license to convert all their recently published Disease State Management Protocols into a portable Electronic Document to be marketed on a subscription basis via the Internet.

In addition, the company has recently finalized arrangement with UPI Inc., an International News agency, to provide News content to Capnet Gateway Online Services. The news feed focuses on the following areas of human concern: General, Financial, Healthcare, Entertainment, Technology and Sports News. One of the most interesting aspect of the News section is the dynamic nature of the hourly News Summary, which brings News-feeds from different parts of the world every hour.

Capnet.com Electronic Drug Store

Background

According to the Health Care Financing Administration (HCFA), healthcare expenditures in the United States totaled approximately
$1.0 trillion in 1996, or 14% of the country's gross domestic product, making it the largest single sector of the economy. One of the fastest growing components of healthcare expenditures is pharmaceutical costs, which last year totaled approximately $100 billion, according to IMS HEALTH, a leading provider of pharmaceutical information. According to HCFA, pharmaceutical costs are expected to increase at an annual rate of approximately 10% through 2007, driven by an aging population, the accelerating introduction of new drugs, direct-to-consumer advertising by pharmaceutical manufacturers and cost advantages over alternate forms of care, most notably inpatient hospital care. This in turn has created pressure on managed care organizations to control pharmacy costs and improve the process of managing medication treatments.

Physicians have also been affected as healthcare has shifted from a fee-for-service model to managed care forms of reimbursement, which increasingly transfer financial risk for pharmaceutical costs from traditional third-party payers to physicians. This transfer of risk has often had an adverse financial impact on physicians. Moreover, as healthcare becomes increasingly consumer driven, patients are seeking more information, control and convenience, placing additional time and financial pressures on physicians. These changes have led many physicians in the United States to search for tools and solutions to improve practice efficiency, increase revenue, comply with managed care guidelines and address patient needs.

Rapid Growth of the Internet and E-commerce
The Internet is becoming an increasingly important medium in healthcare, providing the opportunity for unprecedented connectivity and access to information for all participants in the healthcare delivery process. We believe that an increasing number of physicians regularly access the Internet, indicating their willingness to adopt technology. Consumer usage of the Internet continues to grow rapidly, and health and medical information was the second most popular subject of Web-based information retrieval searches in 1997 according to Media Metrix, an independent Internet research firm. In addition, it is estimated that e-commerce will grow from $28 billion in 1998 to over $100 billion by 2002.

The Opportunity
The current process for prescribing and delivering medications is inefficient, unnecessarily costly and error-prone. Physicians write virtually all of the 2.8 billion annual prescriptions by hand, resulting in errors and necessitating millions of telephone inquiries from pharmacies for clarification and correction. When physicians write
 In future, this center will be the starting point for retrieval of hard to find information, for a nominal fee, a phenomenon that is currently not catching on amongst current internet users.

Capnet News

In addition, the company has recently finalized arrangement with UPI Inc., an International News agency, to provide News content to Capnet Gateway Online Services. The news feed focuses on the following areas of human concern: General, Financial, Healthcare, Entertainment, Technology and Sports News. One of the most interesting aspect of the News section is the dynamic nature of the hourly News Summary, which brings News-feeds from different parts of the world every hour.

The company will generate over 60% of its revenue from Management Services and the rest through Electronic Commerce transaction activities and Banner Advertisement.



4.	CAPNET IPA

"Capnet IPA" ("Independent Physician Association"), with over 10 payor contracts, 600 physicians, 15 Community hospitals, four Teaching Hospitals and other ancillary services companies contracted within its network, is the core component of Capnet.com, healthcare management division business. The linkage of these entities is imminent as the convergence of technology brings to bear the burden of information overload currently one of the biggest problems in the healthcare industry. The company believes that by using currently available Internet Technology most of the healthcare industry information processing could be handled more efficiently. To be competitive, the Company must license leading technologies, enhance its existing services and content, develop new technologies that address the increasingly sophisticated and varied needs of healthcare professionals and healthcare consumers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. To this end the company is in the process of acquiring additional healthcare related companies whose business purpose and technology will further enhance the companies ability to achieve its' business goals and objectives in the healthcare industry.

The key components of management services to be provided to Capnet's affiliated healthcare providers and organizations includes:

Cost Efficiency and Quality Outcome analysis
Pharmaceutical Benefit Management
Dynamic Unified Electronic Prescription/OTC Drug Formulary development Electronic Drug Store for Prescription/OTC Drug ordering and processing R & D Product Substitution Compliance
Drug Utilization Data analysis
Care Utilization Data analysis
Care Provider Network and Referral Pattern analysis
Quality Management Incentive Compliance
Dynamic and Comprehensive Clinical Pathways
Health Risk and Needs Assessments of  the Patient Population Served
Case Management.
Electronic Medical Record System
Clinical Laboratory and Diagnostic Cardiovascular, Pulmonary, Nuclear Medicine and Radiological Database Repositories.
Contract Negotiations, Mergers and Acquisition
Strategic Healthcare Planning, Marketing and Implementation utilizing all the available Internet Technologies at Capnet.coms' disposal.
















THE HEALTH CARE INDUSTRY


OVERVIEW AND DIRECTION

The $1 trillion health care industry is currently going through a period of tremendous change. Nowhere is this more evident than the patient care delivery network where the three main components - physician groups, insurers and hospitals - are scrambling for market share, volume and control.

The U.S. Health Care Delivery System






















Each component is highly fragmented and contains several segments. Over the last 30 years, many important changes have dramatically altered the landscape of the health care delivery system. In 1994, health care expenditures in the U.S. totaled $938.3 billion, up
6.1 % compared to 1993. Health care represented 13.9% of the total U.S. gross domestic product in 1994. Today, the market is estimated to be approaching $1 trillion. Between 1960 and 1993, per-capita spending for personal health care increased from $126 to $2,920. This is a huge industry that affects nearly everyone in the country. As a result of the size and growth of the market, American medicine is facing serious challenges. The cost of, access to, and quality of health care are significant issues. The health care delivery system must change as it seeks resolution of these issues.

Capnet.com management views the Medicare business as an opportunity for major cost and risk savings. Although Medicare risk contracting is expected to grow to $334 billion by 2002, it constitutes only 14% of the nation's headcount while accounting for 45% of total health care dollars. As Medicare is the fastest growing HMO in the country, Medicare risk contracting represents a significant opportunity for risk pool savings. In the six states of Capnet.com's initial focus, Medicare represents $3.7 billion in physician revenues. Based on Capnet.com's projected market share of 5%, this represents $185 million in revenues in the six-state region.

Medicare Benefit Payments
Capnet.com Initial Target Region

State         Medicare Payments   Physician Share**   Capnet Share***
California *    10,000,000        3,000,000           150,000
Colorado****     1,634,905          359,679            17,984
Wyoming****        159,246           35,034             1,752
Utah****           629,943          138,587             6,929
Montana****        395,644           87,042             4,352
Idaho****          401,179           88,259             4,413
Total           13,220,917        3,708,601           185,430

* California revenue figures are based on rough estimate, however, Los Angeles County has over 300,000 Medicare beneficiaries.
** Physician Share is 22% of Medicare Payments
*** Capnet Share is 5% of Physician Share
**** Source: HCFA/OBA/BDMS, March 1995

Estimated Medicare Spending and Medicare Risk









Source: Congressional Budget Office and Robertson, Stephens  Co.

HISTORICAL PERSPECTIVE

The earlier traditional health care financing methods gave nearly unlimited license to overspend. Third party financing and marketing of health insurance created third parties to collect and dispense monies for healthcare services rendered. For many years this system worked well. Growing risk pools made it possible to meet big needs of the few, from the small payments of the many. However, contained in the above method of healthcare services payment system were the seeds for its DESTRUCTION! i.e., Cost Plus for Hospitals and Fee-For-Services for Physicians!

The traditional system offered other incentives to use resources and services as long as the insurance companies paid the tab. This system provided an environment of free spending and was not very efficient from a business perspective. Physicians involved in this type of delivery system had very little incentive to control costs or provide needed healthcare within given budgets. Medicare adopted this spend thrift financing approach against the advice of some, but with the approval of many, who feared fixed budgets or pricing would restrict their ability to provide effective healthcare. Faced with unlimited demands, prospects for unlimited payment for the richest of our population (Physicians) started... And the race was on! Little time lapsed before growing healthcare cost burdens caused employers and governments agencies to demand a change.

* The first major attempt to control healthcare costs came shortly after Medicare and Medicaid laws were passed. The nation turned to Centralized planning to allocate Capital Resources. This strategy failed in the face of increased demands, which in turn were fueled by a flawed payment system that was instrumental in the "usual and customary" reimbursement patterns that rewarded health professionals based on geographical location and other actuarial method.

* While national health planning strategies were failing, the concept of managed care began to develop through the creation of HMO, PPO, EPO and other acronyms of the same stock!

* The earlier HMOs' were financed largely by Federal grants and later converted to public market-financed. There was a push by HMOs to increase profit and reduce costs.

* The emergence of HMOs came at a time when health insurance companies were moving away from community-rated insurance to corporate or group-rated insurance. The sense of Community sharing of healthcare risk was being lost as corporations and other groups chose to reduce their health care costs by extracting themselves from the community pool.

* The focused marketing of HMOs toward young and healthy groups exacerbated the flight from the concept of community health. The result is massive cost shifting among buyers of health services and massive displacement of potential buyers of health insurance, which are either deemed an unhealthy risk or care rates.

* This selective underwriting has left millions of Americans uninsured!

* Physicians and other healthcare providers responded well to a growing but false sense of price competition. Huge discounts were offered to HMOs, insurers, or employers who had large number of purchasers. As a result, the displacement of the uninsured or underinsured became even more severe. Healthcare providers have slipped unwittingly into the mode of discriminatory pricing. Those individuals who were good insurance risks or employed by the wealthiest corporations now paid less for the same health care services than those who were uninsured, underinsured or employed by a smaller less wealthy Corporation.

* Without structural changes in the system, the current managed care delivery system, riddled with preferential risks and discriminatory pricing is destined to fail.




CONSOLIDATION STRUCTURE


The rapid escalation of health care costs has resulted in the growth and evolution of "managed care." Managed care was initiated by payers and employers, and later gained support from governmental agencies. This widespread support has shifted market power from physicians to health plans due to their size, access to capital, relationships to buyers and ability to manage risks

Medical practices, for the most part, are small businesses and the physician-owners frequently lack the capital resources and business expertise to operate efficiently and effectively. In addition, the small size of most medical practices does not provide negotiating strength in dealings with other entities in the medical delivery system, such as hospitals, HMOs and other physician groups. Specifically, in dealing with hospitals and insurance carriers, medical practices are at a disadvantage. Hospitals and insurance carriers have large business staffs and sophisticated information systems which are not available to individual practices.

Most small practices lack the business expertise and systems to analyze reimbursement levels, trends and administrative costs. They typically sign managed care contracts, regardless of reimbursement and conditions, for fear of losing patients. Belonging to 20,30, or more HMO and PPO networks without the expertise and information systems for-analysis can result in actually losing money on several networks without knowing it.

In an effort to gain support against stronger hospitals and insurance companies, many physicians have begun to join larger group practices.
In 1995, only 30.7% of physicians were in-groups with over 100 physicians, and almost two-thirds of physicians were in-groups of 50 or less. Many physicians and small physician groups are just beginning to realize the benefits of consolidation and are seeking a way to fortify their position and take advantage of the economies of scale offered by larger group organizations

Changes in the medical delivery system and the financing of medical services have reduced reimbursement for physicians while burdening medical groups with additional and more complex administrative tasks. These factors both decrease revenue and increase overhead expenses. Many physicians have attempted to maintain their take-home, compensation by increasing their working hours. While this was initially successful, physicians have run out of hours and reached the limit of their physical endurance.

Breakdown of Group Practices, By Size, 1995

Group     Group                      Physician
Size      Practices                  Positions
          # of Groups   % of Total   # of  Physicians    % of Total
3-4        8,926           45.8%             30,941          14.7%
5-9        6,904           35.4%             42,930          20.4%
10-25      2,657           13.6%             38,913          18.5%
26-49        527            2.7%             18,063           8.6%
50-99        226            1.2%             15,193           7.2%
100+         238            1.2%             64,770          30.7%
Total     19,478          100.0%            210,810         100.0%
Source: AMA, Medical Groups in the U.S., 1996 and JP Morgan

There is a simultaneous oversupply and shortage of physicians, depending on location. Nationally, there is an oversupply of specialists, however, there,is a shortage of specialists is rural areas. Specifically in the state of California and Rocky Mountain region, many rural communities have no support or must rely on visiting specialists who have regular office time in rural communities on a weekly or monthly basis. At the same time, and to some extent because of the lack of specialists, rural areas have a difficult time recruiting and retaining primary care physicians. Rural primary care physicians often require special training to treat a wider variety of body systems than they were originally trained to treat. They often do extensive surgery, obstetrics and emergency medicine.

Enlarging medical practices to mitigate some of the limitations of size through merger, acquisition or internal growth has limits. Practices of the size required to gain efficiency, effectiveness; and strength are often in violation of federal antitrust regulations. In many locations, the community is not large enough to support a practice which is large enough to realize economies of scale. This is especially true in rural areas.

Increasingly, these physicians are turning away from affiliations with the two traditional integrators of networks - hospitals and insurers - and looking for both capital and management expertise from for-profit practice management firms. The role of hospitals is also changing as over capacity results in consolidations and closures.

Despite all the changes in the health care, delivery system, physicians still occupy the central role in health care because they deliver the care. Since physicians are the deliverers of care, improvements in quality and cost must be accomplished by changing physician behavior. Due to the fact that physicians control an estimated 85% of health care, spending, efforts at reducing the cost of health care must be fundamentally driven by physicians.

Affiliation Strategy

Central to the new dynamic delivery model of management services is an economic alignment between Capnet IPA and :

Physicians and providers of healthcare services as partners and shareholders who have demonstrated established practice patterns resulting in optimal utilization of healthcare services and disciplined cost control.

Tertiary care and Community hospitals with shared interest in managing risk contracts in a highly capitated managed care environment.

Health plans and third party payors whose members are assigned to Capnet IPA for provision of healthcare services.

Capnet IPA had a revenue of $627,683 as of December 31st, 1998. The revenue for the First Quarter of 1999 is $252,223.09, with a projected annualized revenue for 1999 of $1.5 Million.

Sales And Marketing

The Company markets Capnet.com through its internal sales force and its strategic distribution relationships which typically couple the Company's use of the strategic partner's services or content with the strategic partner's obligation to market Capnet.com to its customer or client base. The Company's distribution partners, which target different healthcare sectors, combined with the Company's internal sales force, provide the Company with sales and marketing professionals who are experienced in the healthcare industry. The Company's and its strategic partners' direct marketing efforts, which may include promotional offers, direct mail and telemarketing initiatives, emphasize the ease of use and adoption, attractive pricing and integrated solution offered by Capnet.com. The Company has entered into, and intends to continue to enter into, strategic alliances with parties who have established customer or client bases that have an anticipated need for the services provided through Capnet.com. In connection with certain of these strategic alliances, such as the alliances with, DRL Network, Allscript Pharmaceuticals, Pam Pacific and Associates, DTS Wireless, MDS Technologies, Microsoft Corporation, Link-Exchange, Ingram Micro, Sager Midern, etc., the Company has agreed to bear the cost of certain subsidized promotional offers, to compensate such partners for each subscriber that Capnet.com obtains through their marketing efforts or to make guaranteed payments to such partners. The Company intends to continue to enter into additional promotional arrangements in the future.

The Company is currently engaged in a significant branding and promotional campaign to increase awareness of the Capnet.com brand.

The Company is employing a combination of online advertising and other marketing and promotional efforts aimed at defining a desirable online destination for healthcare professionals and consumers, attracting new subscribers and consumers, increasing traffic on its Web site and developing additional revenue opportunities. The Company also promotes Web-based services through traditional print media, including trade journals, newspapers and magazines targeted at healthcare professionals, and participates in tradeshows, conferences and speaking engagements as part of its ongoing public relations program. The Company plans to continue to allocate significant resources to marketing Capnet.com.

For its Electronic Drugstore, the company intends to market its products services through an internal direct sales force and intend to pursue strategic relationships with key suppliers of physician practice management systems, physician-focused Internet portals and managed care organizations to complement our internal efforts.

Since the participating physicians are part of Capnet IPA, we target sites with a large number of high-volume prescribing physicians in states where in-office dispensing is well-established or where many physicians bear financial risk for pharmaceutical costs. We will use a variety of tools to attract prospective customers, including editorials, articles and advertisements in trade journals, as well as executive seminars, exhibits at selected trade shows and other direct marketing techniques.

TECHNOLOGICAL COMPONENT


A critical element in the merger of talent and capacity of practitioners is the use of computerized medical records. Electronic networking with a high level of security allows appropriate records to be shared among member practitioners. This system provides rural practitioners with support from a broad scope of specialty talent that is responsive to patient's needs, fosters the practice of conservative medicine and provides care that is convenient for patients at an affordable cost.

Furthermore, CAPNET.com, was born out of the need to develop technologies to assist healthcare practitioners to reduce overhead, while simultaneously increasing staff efficiency. The healthcare industry is currently under-going a tremendous amount of changes. Physicians and other healthcare organizations keep trying to manage change, but we always manage the things we don't like. It's time that healthcare providers truly make change their best friend, because change is going to continue to accelerate because of technology.
To make rapid change our friend, we need to know what will happen before it happens. This is why it is critical to understand the future of technology. By understanding the future, you will be able to surpass the competition.

Anthony C. Dike, MD, who is the founder and pioneer of the CAPNET.com conceptual model, believes that "The next 10 years are already Invented-and the Tools are here and the Challenge is to use the Technology in New ways, and not the Old ways".

The whole idea in developing CAPNET.com programs and network is to enable the participating providers and service organizations embrace the technologies they want - one or all the components listed above, at their own self learning pace. To quote Samuel Johnson, "Men may be convinced, but they cannot be pleased against their will".


TELECOMMUNICATIONS COMPONENT



Telemedicine                       Network
                                   Administration
Clinical
Data                                         Internet
Repository    Hosp A    Hosp B               Acces
                   Hosp C
              Out-patient          Surgi-Center
               Clinic

                       Communication
                         Network           Home Health
   Physician

          Physician's                               Payors
           Home           Supplies   Laboratories
Data                                                 Master
Security                                             Patient
            Optical                Internet          Index
             Disk                   Access
            Storage

































Opportunity for Connectivity

Already, the mobile work force numbers 45 million, and nearly 40% of all employees. By the year 2000, sales of wireless data will reach %12 billion annually, and the market for portable devices will climb to 15 million units.

Mobile wireless computing in healthcare continues to draw significant attention. There are several examples of wireless mobile computing in hospitals across the country. Physicians as a professional group, due to their job requirement, constitute the largest consumer of mobile telecommunication services. Almost all actively practicing physician has wireless pager and some sort of message center.

However, there are very few large implementations of this technology in ambulatory care setting. As compared with home and acute care, ambulatory care has several significant challenges associated with it. This includes staff tolerance for technological complexity, clinician acceptance and the ability to handle years of existing paper-based medical records.

CAPNET.com has arranged with CGI Communications Services, Inc., which has a strategic partnership relationship with the following leaders in the area of telecommunication i.e. US Robotics -Mobile Communication Division, (d/b/a Megahertz Inc.), AT&T Easylink Services, Microsoft Corporation, Ram Mobile Data, and DTS Wireless Services, Inc., to provide participating healthcare providers an effective communication tools to help them manage their patients more effectively.

Each participating provider will have access to a full range of Telecommunications services, including "After Hours" Medical Emergency Services Coverage.

Furthermore, each participating healthcare provider will have option to sign-up for a turn-key wireless telecommunication services whereby they are provided with the following items on a rental/lease terms:

* A Hand-Held Computer e.g. HP Palmtop PC.
* A wireless modem e.g. US Robotics (Megahertz Allpoints Wireless PC Card)
* Access to Mobitex Network, the International de facto standard for wireless communications e.g Ram Mobile Data Network.
* A Subscription to wireless service which includes a client software, Internet Address, personal 800 number for 24hour message center, personal 888 fax number for receiving fares, registration of fax coversheet, letterhead, and signature, and 5 pages of stored attachments. (with option to purchase additional stored fax attachment service, accessories e.t.c.).e.g. DTS
Wireless Services, Inc.
* Internet Browser  e.g. Microsoft Internet Explorer  Version 4.X or
  Netscape Communicator Version 4.X.

This design will alert on-call personnel to priority messages in a timely and cost effective manner. The Telecommunications package includes customizable mailbox system, remote paging, and E-mail. Additional optional mail boxes may be added to accommodate medical groups or staff.

The CAPNET.com Gateways will make it possible to provide inexpensive, efficient and engaging real time linkages across the entire healthcare Community. Many companies, including integrated delivery systems, pharmaceutical and managed care organizations, can take advantage of new connectivity tools as shown in the schematic drawing below:

Telecommunications Benefits

* Instant and comprehensive dissemination of timely, provider specific information such as health plan costs and benefits, physician site locations and biographical profiles, and urgent care advice from tele-nurses.
* Access to clinical studies and consumer health information contained in both public and private data repositories.
* Access to medical records, test results, authorization rules and care guidelines stored on the company or off-site data bases.
* Member Health-Risk and Needs Assessment information gathering by robotics voice response outbound telephone technology
* E-Mail messaging between providers across the care continuum and directly into patients home.
* A Communications forum or chat-line for physicians wishing to share ideas with colleagues, as well as patients with chronic diseases, wishing to communicate with other patients about common conditions, experiences and treatment options.
* Enrollment for self-help training programs, on-line teleconferences and participation in regularly scheduled healthcare seminars via a tele-medicine video conferencing, telephone or Internet Connectivity.
* Secure areas of any communication channel can be used to disseminate
  information   to selected audiences, e.g. clinical updates, management
  reports, and marketing   promotions.
* Cost effective connectivity to private WANs, organizational Intranet, and other geographical remote care sites or other providers anywhere in the world.
* Access to Capnet.com Electronic Drugstore for product ordering and utilization.
* Efficient addressing that enables the end-user to transmit data quickly and mote efficiently as compared to data-over-cellular and data-over-trunk line.
* Assured Receipt: Store and forward capability, which allows messages that cannot be delivered immediately to be stored in the network. Messages are then forwarded to the mobile unit at the first available opportunity.
* Preview e-mail headers before downloading so as to help the provider select which messages to read, hold, discard or forward. The physician then manages wireless costs by paying only for those e-mail downloaded.
* Ability to reply to and send e-mail to anyone in the world with an Internet address.
* Ability to receive phone messages called into the healthcare providers personal 800 number. Calls could be re-directed to an operator-assisted
  24 hour message center for wireless delivery i.e. Voice-Text or Text-Voice Messaging service.
* Ability to send messages to fax machines, most Alpha numeric pagers and even telephones.
* Ability to fax documents by using a personalized pre-stored letterhead, personal signature and even the physician's most used fax attachments.
* Global dial-in access, which allows the healthcare provider to download or send e-mail, fax, and phone messages, no matter where they are in the world.
* Access to the WWW and download pages in text mode from a favorite site.
* No third party misinterpretation because messages are received with complete accuracy
* Improved response time
* Savings of up to 40% over existing service Physicians phone answered on the first ring
* Each incoming message is time and date stamped
* Callers never placed on hold
* Physicians immediately notified of an emergency by pager
* Access to Capnet.com Disease Management Information System, for database access, e.g. patient medical record, laboratory data and download.

Other Benefits To Participating Physician

1.	CAPNET will pursue the application and continuous enhancement of technology to support efficient and effective clinical and business operations. This includes "bottom up" and "top down" analysis so as not to unduly interfere with current clinical and business operations.

II.	Wherever practical, local area networks in practices and administrative offices will be connected to CAPNET's wide area network to eliminate duplication and allow efficient interchange of information at a minimal cost.

Ill. CAPNET will develop a proper mix of physician specialties, mid-level
     providers, and   medical facilities in order to insure the success
     of the above strategy.

IV. CAPNET will develop a business approach to contracting with HMOs, PPOs and other managed care carriers and entities. Contracts among the various elements of the health care delivery business should be fair to all parties, provide for reasonable administration and allow a fair profit.

      CAPNET plans to use the business approach to assess contracting opportunities, negotiate mutually beneficial agreements and then, monitor the cost and profit of each agreement.

V CAPNET will conduct periodic operations analyses/reviews to evaluate practice operations in the context of the patient, practitioners, staff, payer, community and business environment in which the practice operates. The result of the analyses are specific recommendations for improvement along with a plan for implementation.

VI. 	CAPNET will provide expertise to member practices in the area of clinical and business operations. Expertise is provided through standard operational techniques and procedures as well as through an internal and contracted staff with expertise in a wide variety of fields. Support includes:



A. Clinical operations
B. Medical records
C. High-tech systems (such as computers, phone systems and electronic data inter change with hospitals and laboratories)
D. Billing and collections
E. Personnel/payroll systems
F. Financial operations and analysis
G. Legal
H. Marketing
I. Joint purchasing of medical and business supplies and equipment
J. Insurance purchasing - malpractice and business insurance
K. Development and implementation of clinical protocol
L. Development and negotiation of risk contracts

V1I. CAPNET will provide reporting standards that allow CAPNET management to monitor and analyze member practices. Practices which are out of compliance will be analyzed in more detail by support staff. Practice guidelines are the basis for analysis of each member group to determine what, if any, improvements are clinically and operationally warranted considering the local environment. Guidelines include:

A.     Staffing costs
B.     Profit margin
C.     Overhead costs
D.     Administration costs
E.     Accounts receivable
F.     Cost of providing clinical services, medical supplies and equipment
G.     Industry operating ratios

VIII. CAPNET will select providers based on credentials and ethical standards. A system of screening potential members is used to assure that problem practitioners are not invited to join. Providers will be selected based on the following criteria:

A.    Exceptional clinical standards
B.    High ethical standards
C. A demonstrated history of providing quality, cost-effective medical care

IX. CAPNET will create compensation formulas which are designed to attract and retain good practitioners and maintain long-term harmony and productivity. A sound compensation formula can help avoid many of the problems in a medical "group." Practitioner incentives are designed to engage the practitioners in the pursuit of CAPNET's mission.

X. CAPNET will use member meetings as a tool to nourish the benefits of synergy:

A. State councils meet monthly, board of directors quarterly and the corporation will hold an annual meeting.
B. Within the organization, groups such as office managers and financial staff meet periodically.

X1. CAPNET will integrate mid-level practitioners to allow and foster the efficient, effective delivery of care. Mid-level practitioners provides a balance of care givers at all levels. For example, the membership consists of MDs, DOs, ODs, LCSs, DPMs, etc.

Sales And Marketing

The Company markets Capnet.com through its internal sales force and its strategic distribution relationships which typically couple the Company's use of the strategic partner's services or content with the strategic partner's obligation to market Capnet.com to its customer or client base.
The Company's distribution partners, which target different healthcare sectors, combined with the Company's internal sales force, provide the Company with sales and marketing professionals who are experienced in the healthcare industry. The Company's and its strategic partners' direct marketing efforts, which may include promotional offers, direct mail and telemarketing initiatives, emphasize the ease of use and adoption, attractive pricing and integrated solution offered by Capnet.com. The Company has entered into, and intends to continue to enter into, strategic alliances with parties who have established customer or client bases that have an anticipated need for the services provided through Capnet.com.

In connection with certain of these strategic alliances, such as the alliances with, DRL Network, Allscript Pharmaceuticals, Pam Pacific and Associates, DTS Wireless, MDS Technologies, Microsoft Corporation, Link-Exchange, Ingram Micro, Sager Midern, etc., the Company has agreed to bear the cost of certain subsidized promotional offers, to compensate such partners for each subscriber that Capnet.com obtains through their marketing efforts or to make guaranteed payments to such partners.
The Company intends to continue to enter into additional promotional arrangements in the future.

The Company is currently engaged in a significant branding and promotional campaign to increase awareness of the Capnet.com brand.

The Company is employing a combination of online advertising and other marketing and promotional efforts aimed at defining a desirable online destination for healthcare professionals and consumers, attracting new subscribers and consumers, increasing traffic on its Web site and developing additional revenue opportunities. The Company also promotes Web-based services through traditional print media, including trade journals, newspapers and magazines targeted at healthcare professionals, and participates in tradeshows, conferences and speaking engagements as part of its ongoing public relations program. The Company plans to continue to allocate significant resources to marketing Capnet.com.

For its Electronic Drugstore, the company intends to market its products services through an internal direct sales force and intend to pursue strategic relationships with key suppliers of physician practice management systems, physician-focused Internet portals and managed care organizations to complement our internal efforts.

Since the participating physicians are part of Capnet IPA, We target sites with a large number of high-volume prescribing physicians in states where in-office dispensing is well-established or where many physicians bear financial risk for pharmaceutical costs. We will use a variety of tools to attract prospective customers, including editorials, articles and advertisements in trade journals, as well as executive seminars, exhibits at selected trade shows and other direct marketing techniques.

Competition

The Company anticipates competing directly and indirectly for subscribers, consumers, content and service providers, advertisers and acquisition candidates with the following categories of companies: (i) online services or Web sites targeted to the healthcare industry generally; (ii) publishers and distributors of traditional off-line media, including those targeted to healthcare professionals, many of which have established or may establish Web sites; (iii) general purpose consumer online services which provide access to healthcare-related content and services; (iv) public sector and non-profit Web sites that provide healthcare information without advertising or commercial sponsorships; (v) vendors of healthcare information, products and services distributed through other means, including direct sales, mail and fax messaging; and (vi) Web search and retrieval services and other high-traffic Web sites. The Company does not have the contractual right to prevent its subscribers, other than physician members of Capnet IPA who are under obligation to utilizes the Company's Website and services for information processing and medical transaction and certain promotional plans, from terminating their service or changing to a competing network. The Company believes that the principal competitive factors in attracting and retaining healthcare subscribers are the depth, breadth and timeliness of services and content, the ability to offer compelling content and services and brand recognition.

Other important factors in attracting and retaining healthcare professionals include ease of use, quality of service and cost. The Company believes that the principal competitive factors that will attract advertisers include price, the number of healthcare professionals who subscribe to Capnet.com, the aggregate traffic on Capnet.com's website, the demographics of the Company's subscriber and user bases and the creative implementation of advertisement placements.

For the electronic Drugstore, the company believes that there are no competitors in medication management that offer a comprehensive solution with ease of use, accessibility, information content and value proposition comparable to ours. However, several organizations offer components that overlap with certain components of our solutions and may become increasingly competitive with us in the future.

We face competition from several types of organizations, including the following:
* physician practice management systems suppliers;
* electronic medical records providers;
* healthcare electronic data interchange providers;
* point-of-care dispensing providers;
* Internet pharmacies; and
* Internet information providers.















Exhibit C

Proforma Consolidated Financial Information of Meridian
Holdings, Inc. Post-Acquisition.

Meridian Holdings, Inc.
Pro Forma Consolidated Balance Sheet (Unaudited)


The unaudited pro forma financial information is presented as if the merger of Meridian Holdings, Inc. and Capnet Group of Companies had occurred on March 31, 1999. The unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations should be read in conjunction with the Company's consolidated financial statements and the accompanying notes included in its Form 10SB filed for the fiscal year ended December 31, 1998.

The unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations is prepared for illustrative purposes and is not necessarily indicative of what the actual financial position would have been at March 31, 1999, nor does it purport to represent the future financial position of the Company.

Meridian Holdings, Inc.
Pro-Forma Balance Sheet (Unaudited)
March 31, 1999

 Assets

 Current Assets
	 Cash 		                            $    38,108
	 Accounts Receivable 		                    471,208
	 Inventories (Note 2) 		                     10,509
	 Prepaid Expenses & Other Assets 		              -
			     519,825
 Property, Plant, and Equipment
	 Net of Accumulated Depreciation (Note 1) 	   24,067

 Intangible and Other Assets
	 Other Investments 		                        500
	 Organization Costs (Note 1) 		               17,969
                              			         18,469

	   Total Assets 		                       $  562,360

 Liabilities and Stockholders' Equity

 Current Liabilities
	 Accounts Payable  		                 $   95,509
	 Payroll Taxes Payable 		                         -
	 Business Line of Credit 		               37,390
			                                      132,899

 Non-current Liabilibies
	 Loans Payable 		                          17,248


 Stockholders' Equity (Note 2)
	 Retained Earnings 		                    72,862
	 Common Stock (50,000,000 shares
       authorized, par value $0.001,
       25,957,500 shares issued and
       outstanding) 		                         25,958
	 Additional Paid in Capital 		            313,394

	     Total Stockholders' Equity 		      412,213

	 Total Liabilities and Stockholders' Equity  $  562,360

Meridian Holdings, Inc.
Pro-Forma Statement of Operations (Unaudited)
Quarter Ended March 31, 1999


			       Capnet Group           Meridian          Pro Forma
                          of Companies		Holdings, Inc.    Combined

Revenues			 $ 268,191 		                       $ 268,191

Operating Expenses         234,193                                 234,193

Other Income			 137 				                 137

Income from Operations	    34,134				              34,134

Provision for Income Taxes   6,827				               6,827

Net Income			 $  27,307 				          $   27,307

Weighted Average Shares
Outstanding			     1,000		      957,500 	    25,957,500

Basic Earnings per Share $   27.31 		        Nil 	    $    0.001


Meridian Holdings, Inc.
Statement of Cash Flows (Unaudited)
Quarter Ended March 31, 1999


Cash Flows from Operating Activities

   Net Loss			                                   $   27,307

	Adjustments to reconcile net loss to net cash provided by operating activities:


	Changes in assets and liabilities:
		Decrease in accounts receivable		        17,255
		Increase in accounts payable			       (63,585)
		Increase in revolving credit line		           -
		Increase in payroll taxes payable		        (5,332)

	Net cash used by operating activities			  (24,355)

	Cash-flow from financing activities

		Proceeds from the sale of stock		         10,450

	Net cash provided by financing activities			   10,450

	Cash Flows from Investing Activities
		Acquisition of fixed assets			        (11,231)
		Increase in organization costs		         (7,089)


	Cash Used by Investing Activities			        (18,319)

	Net increase in cash				              (32,224)
	Cash at beginning of period				         70,332

	Cash Balance December 31, 1998			     $   38,108

	Other Non-cash Transactions

	Capnet Group of Companies were acquired for 25,000,000 additional shares, and shareholder loans in the amount of $130,141 were also converted to additional paid in capital.









EXHIBIT D

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 25th day of May, 1999 by and between Meridian Holdings, Inc. ("Employer" or the "Company") and Anthony C. Dike,("Employee").

RECITALS

          WHEREAS, Employer desires to hire and employ Employee as President and CEO of Employer, or in such other position with Employer or an affiliate corporation of Employer as Employer may from time-to-time decide, as provided herein; and

          WHEREAS, Employee desires to be employed by Employer as provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Employment.
    The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company or by such of its affiliate corporations as determined by the Company, on a full-time basis, for the period and upon the terms and conditions hereinafter set forth.

2. Capacity and Duties.
    Employee will be employed as President & CEO of Employer or such other position as Employer shall decide. Employee will also be elected to the Board of Director of the Employer as the Chairman of the Board, subject to the approval of the Board of Directors of the Employer. Employee will make himself available to provide to Meridian Holdings, Inc. such services as such entity shall request of him. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Employer faithfully and to the best of his ability. Employee shall devote 100% of his working time to carrying out his obligations hereunder.

3. Compensation and Benefits.
            3.1 The Company will pay Employee during the Term of this
                Agreement an annual base salary, payable in accordance with customary Company procedures. The annual base salary will be One hundred and forty-four Thousand and 00/100 Dollars ($144,000.00).
            3.2 In addition to the base salary, Employee shall be eligible for an annual performance bonus in an exact amount to be determined by the Company. The annual bonus will be based on objectives and goals set for the Company (the annual bonus is expected to be approximately fifty percent (50%) of annual base salary if all objectives and goals are met).
            3.3 In addition to salary and bonus payments as provided above, the Company will provide Employee, during the Term of this Agreement, with the benefits of such insurance plans, hospitalization plans, stock plans, retirement plans and other employee fringe benefits as shall be generally provided to senior executive officers of the Company (including sick leave and four (4) weeks vacation time)and for which Employee may be eligible under the terms and conditionsthereof.
           3.4 Throughout the Term of this Agreement, the Company shall provide Employee a monthly car allowance in the amount of One Thousand and 00/100 Dollars($1,000.00). The Company will gross up Employee's income to offset the tax impact of the car allowance.
          3.5 Throughout the Term of this Agreement, the Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and the performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.
         3.6 The Company will provide to Employee from time to time stock options under Meridian Holdings, Inc.'s Incentive Stock Option Plan as approved by the board of directors.

4. Term.
The initial term of this Agreement shall be for one (1) year, commencing on May 10th, 1999 ("Initial Term"). Upon completion of the first (12) twelve months of the Term, this Agreement will automatically renew from month to month such that there will always be twelve (12) months remaining in the Term, unless and until either party shall give at least (30) thirty days notice to the other of his or its intention to terminate this Agreement. The applicable provisions of Section 6, 7, 8, 9 and 10 shall remain in full force and effect as provided and for the time periods specified in such Sections notwithstanding the termination of this Agreement; all other obligations of either party to the other under this Agreement shall terminate at the end of the Term.

5. Termination.
         5.1 If Employee dies during the Term of this Agreement, the Company shall pay his estate the compensation that would otherwise be payable to him for the remaining term of this Agreement.
         5.2 If, during the Term of this Agreement, Employee is prevented from performing his duties by reason of illness or incapacity for one hundred forty (140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty
             (30) days prior notice thereof to Employee or his duly appointed legal representative.
         5.3 The Company may terminate this Agreement at any time during the Term upon the happening of any of the following events:
                5.3.1 The sale by the Company of substantially all of its
                      assets to a single purchaser or associated group of purchasers who are not affiliates of the Company.
                5.3.2 The sale, exchange or other disposition in one or
                       more related transactions resulting in a change of ownership of fifty percent (50%) or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company.
                5.3.3 The merger or consolidation of the Company in a
                      transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new continuing corporation.
                5.3.4 A bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).For the purpose of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.




       5.4 The Company may terminate this Agreement immediately for gross negligence or intentional misconduct by the Employee.

       5.5 The Company may terminate this Agreement immediately upon the commission by Employee of theft, fraud, embezzlement or any other felony or upon a material breach by Employee of any obligation or covenant created by or under this Agreement.
      5.6 Employee may terminate this Agreement upon at least thirty (30) days prior notice to the Company upon the happening of any of the events described in Section 5.3 above.
      5.7 If this Agreement is terminated by the Company under Section 4 or
          Section 5.3 or by Employee under Section 5.6 during the Term hereof, the Company will pay Employee a Termination Fee equal to Employee's then current monthly base salary multiplied by twelve (12) plus an amount equivalent to twelve (12) months of COBRA premiums. Such Termination Fee will be paid in twelve (12) equal installments with the exception of the COBRA equivalent payment which will be paid in a lump sum.

6. Covenant Not to Compete.
      6.1 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twelve (12) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, directly or indirectly, own, mange, operate, control, be employed by, or participate in the ownership, management, operation or control of a business that is engaged in the same business as the Company within any area or at any location constituting, during the term of Employee's employment and/or at the time Employee's employment is terminated, a Relevant Area. For the purposes of this Section 6, including all subsections of this Section 6, the business in which the Company is engaged is providing Internet Related services and all other services the Company provides during the term of Employee's employment ("Services"). The "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the Company or any affiliate thereof is providing Services, or in which the Company has publicly announced or privately disclosed to Employee that it plans to provide Services.
      6.2 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twelve (12) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, or
          (iii) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement or Employee's employment, whichever is longer.
       6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and scope of the Company's business, the restrictions contained in this Section 6 are fair and reasonable.

7. Confidential Information:
      7.1 The relationship between the Company and the Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date ten (10) years from the date Employee's employment is terminated.
      7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services including the Services and any Relevant Area, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's then currently used technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.
      7.3 Employee agrees that he shall at no time during the Term of his employment or at any time thereafter disclose any Confidential Information or component thereof to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information or component thereof for any purpose other than the conduct of the Company's business.
      7.4 Any Confidential Information or component thereof that is directly or indirectly originated, developed or perfected to any degree by Employee during the Term of this employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.
     7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information then in his possession, whether prepared by him or not.
     7.6 Employee agrees that the covenants and agreements contained in this Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto. Employee agrees to execute such separate and further confidentiality agreements embodying the provisions of this Section 7 as the Company may reasonably request.

8. Injunctive Relief.
    Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

9. No Waiver.
    A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

10. Severability.
    It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

11. Notices.
All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, certified or return receipt requested to the last known address of the recipient.

12. Governing Law.
    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

13. Assignment.
     The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or, subject to the provisions of Section 5.3, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

14. Amendments.
     No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

15. Binding Effect.
     Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

16. Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Entire Agreement.
     This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof,

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Anthony C. Dike,
----------------------
Employee


Meridian Holdings Inc.

By: /s/ _______________
        Board of Directors


EXHIBIT E

FORM OF PRESS RELEASE


FOR IMMEDIATE RELEASE

     For Investor Inquiries:                 For Press Inquiries:
     Anthony C. Dike                         Marlin Hines
     Meridian Holdings, Inc.                 Meridian Holdings, Inc.
     213-627-8878                            213-627-8521


MERIDIAN HOLDINGS, INC., ACQUIRES CAPNET GROUP OF COMPANIES


New acquisitions will increase revenue Base to include Premier Online Auction Site, Internet Portal, Healthcare Transaction Management, and Hi-Tech Store.


Los Angeles, MAY 25, 1999 -- Meridian Holdings, Inc. (OTC: MEHO) an emerging Internet Electronic Commerce Company today announced the acquisition of Capnet Group of Companies. Capnet Group of Companies is a roll-up of successful Internet related business entities which includes: 1) Bidfair.com-Internet Auction Website; 2) Bolingo.com-Online Hi Tech Store; 3)Capnet.com-Internet Portal which includes-i)Capnet Gateway Online Services; ii) Capnet Electronic Drug Store; iii) Capnet Document Archiving; iv) Capnet News Service;
v) Capnet IPA.

These acquisitions expand Meridian Holding's client and Internet Electronic Commerce Offering. The acquisition has been structured as a tax free exchange of stock for assets, therefore, the differences between the recognized fair values of acquired assets, including tangible assets, and their historical tax bases are not deductible for tax purposes.

ACQUISITION OF CAPNET.COM AND RELATED ENTITIES

Capnet Group of Companies is a roll-up of successful Internet related business entities which will be merged into Meridian Holdings, Inc., a publicly non-trading SEC full reporting company. These business entities includes:

1. Bidfair.com
2. Bolingo.com
3. Capnet.com
a. Capnet Gateway Online Services
b. Capnet Electronic Drug Store.
c. Capnet Document Archiving.
d. Capnet News Service

4. Capnet.IPA







1. Bidfair.com

"Bidfair.com" (http://www.bidfair.com) is an Internet premier person to person auction site, a Web-based community in which buyers and sellers are brought together in an efficient and entertaining auction format to buy and sell personal items such as antiques, coins, collectibles, computers, memorabilia, stamps and toys. The Bidfair.com service permits sellers to list items for sale, buyers to bid on items of interest and all Bidfair.com users to browse through listed items in a fully-automated, topically-arranged, intuitive and easy-to-use online service that is available 24 hours a day, seven days a week.

By leveraging the interactive nature of the Internet, Bidfair.com facilitates a sense of community through direct buyer and seller communication, thereby enabling the interaction between individuals with mutual interests. In addition, this community orientation, facilitation of direct buyer and seller communication and efficient access to information on a particular buyer or seller's trading history can help alleviate the risks of anonymous trading. As a result, there exists a significant market opportunity for an Internet-based centralized trading place that applies the unique attributes of the Internet to facilitate person-to-person trading.

Buying From Bidfair.com Auction Website

By featuring different auction styles, the Company encourage participants to not only compete for items, but to have some fun.

If you are bidding in a Winning Bid auction (a simple bidding war between participants), the highest bid wins. The fewer the items available, the fiercer the competition.

In a Clear Price auction, the wise participants win by underbidding the big spenders. In multiple-item auctions, every winning bidder gets the items for the lowest winning bid.

In a Second Price auction, winning bidders get the item for an amount equal to the highest losing bid plus the bid increment, or the lowest winning bid, whichever is less.

At no point during the process does the Company take possession of either the item being sold or the buyer's payment for the item.

Selling on Bidfair.com Auction Website

A seller who registers with Bidfair.com can list a product for auction by completing a short online form. The seller selects a minimum price for opening bids for the item and chooses whether the auction will last three, five or seven days. Additionally, a seller may select a reserve price for an item, which is the minimum price at which the seller is willing to sell the item and is typically higher than the minimum price set for opening bids. The reserve price is not disclosed to bidders. A seller can elect to sell items in individual auctions or, if he or she has multiple identical items, can elect to hold a "Dutch Auction." For example, an individual wishing to sell 10 identical watches could hold 10 individual auctions or hold a Dutch Auction in which the 10 highest bidders would each receive a watch and all lower bids would be rejected. A seller may also specify that an auction will be a private auction. With this format, bidders' e-mail addresses are not disclosed on the item screen or bidding history screen. Sellers pay no placement fee, and are charged a success fee that steps down from 4% to 1% of the transaction value only if an auction is concluded with a successful bid.

Completion of the Transaction

At the end of an auction period, if a bid exceeds the minimum price and, if one is set, the reserve price, Bidfair.com automatically notifies the buyer and seller via email and the buyer and seller can then consummate the transaction independently of Bidfair.com. At the time of the email notification, Bidfair.com charges the seller a success fee equal to 4% of the first $20 of the purchase price, 2% of any purchase price between $20 and $1,000 and 1% of any purchase price over $1,000. At no point during the process does the Company take possession of either the item being sold or the buyer's payment for the item. Rather, the buyer and seller must independently arrange for the shipment of and payment for the item, with the buyer typically paying for shipping.

Bidfair.com Business Model Success

Bidfair.com   offers its  clients an exciting online auction  experience with buying, selling, and trading their wares online via the Internet.
Our online auction site offers you the chance to buy virtually any tradable items at strikingly low prices. The Company allows its buyers and sellers to bypass traditionally expensive, regionally-fragmented intermediaries and transact business on a 24 hour a day, seven day a week basis. Because Bidfair.com carries no inventory, sellers bypass costly traditional intermediaries, thus allowing for a lower selling costs and increasing the sellers' likelihood of finding buyers willing to pay his or her target price. To list an item on Bidfair.com, sellers pay no placement fee and are charged a success fee that steps down from 4% to 1% of the transaction value only if an auction is concluded with a successful bid.
As a result, sellers for the first time can sell relatively inexpensive items which had previously been prohibitively expensive to list through most traditional trading forums. By allowing sellers to conveniently reach a broad range of buyers, Bidfair.com also ameliorates the time-consuming, logistical inconvenience of individual selling. Buyers have access to a broad selection of items and avoid the need to pay expensive markups or commissions to intermediaries. Buyers are not charged for trading through Bidfair.com. The critical mass of items listed on Bidfair.com provides a mutual benefit for buyers and sellers to more effectively determine an appropriate price for an item.

Registration

While any visitor to Bidfair.com can browse through the Bidfair.com service and view the items listed for auction, in order to bid for an item or to list an item for sale, buyers and sellers must first register with Bidfair.com. Users register by completing a short online form and thereafter can immediately bid for an item or list an item for sale.

3. Bolingo.com

Bolingo.com, is a retailer of high technology products, which includes computer accessories, hardware and software on the internet.

There are over 200,000 computer software programs and related hardware available for sale through our major distributor. The Company intends over time to expand its catalog into other information-based products, such as new high technology product information dissemination, training and promotion. Bolingo.com has virtually unlimited online shelf space and offers customers a vast selection through an efficient search-and-retrieval interface. Through its relationship with Ingram Micro, Inc., the world's largest Wholesale Distributor of High-Technology Products, the Company offers a catalog of more than 90,000 products, easy-to-use search and browse features, e-mail services, personalized shopping services, Web-based credit card payment and direct shipping to customers to any place in the world, using Ingram Micros' World Wide Distribution Channels.

In the future, additional High Technology Products may be added to the catalog through direct relationship with the manufacturers or product major distributors worldwide. An on-line customer now could be able to browse through the Company's catalog and select one or more items to purchase. When a product is identified, the customer may then fill-out an order entry form on-line. The information required to complete the order form would include details of the items to be purchased and the credit card information for the sale. From the completed order form, the credit card information may be verified electronically via Cybercash an Internet based credit card verification facility. Upon verification, the funds will be automatically deposited into a trust account maintained at Wells Fargo bank and the customer will be assigned an electronic identification number, which will enable the customer track the purchased item(s) for shipping purposes, or electronic download via the Internet into the customers computer hard-drive. For hardware products, the company has established a relationship with one of the major distributors of computer hardware and software products, to help fulfill all on-line orders placed through our web-site.

Bolingo.com was founded to capitalize on the opportunity for on-line retailing. Management believes that High Technology product distribution, utilizing the model set forth herein, is particularly suited to on-line retailing for several reasons. First, an on-line retailer can offer virtually unlimited on-line shelf space. Secondly, it can offer its customers a wide range of products that, hitherto, would have required a large amount of operational space. Thirdly, serving a global market, on-line retailers can realize substantial economies relative to the traditional storefront retailer.

The ability of the Company to introduce the marketing channel as described above, is predicated on the willingness of the manufacturers of the products to enter into distribution/vendor agreements with the Company.


3.	Capnet.com

Capnet.com is an internet based information and management services company specifically focused on providing management, content and information regarding Healthcare, High Technology and Humanity. Capnet Gateway Online Services, a division of Capnet.com, has been sited in various Internet Magazines, rating companies etc. Capnet Gateway Online Services has recently signed a licensing agreement with Meridian Medical Group, P.C. to publish all its Clinical Outcomes Analysis, Drug and Care Utilization data, as well as it's "Policies and Procedure Manual" on a subscription basis via its' internet transaction server. The company also is in the process of finalizing negotiation with a major University Teaching Hospital and Medical Center, to acquire the license to convert all their recently published Disease State Management Protocols into a portable Electronic Document to be marketed on a subscription basis via the Internet.

In addition, the company has recently finalized arrangement with UPI Inc., an International News agency, to provide News content to Capnet Gateway Online Services. The news feed focuses on the following areas of human concern:
General, Financial, Healthcare, Entertainment, Technology and Sports News. One of the most interesting aspect of the News section is the dynamic nature of the hourly News Summary, which brings News-feeds from different parts of the world every hour.

Capnet.com Electronic Drug Store

Background

According to the Health Care Financing Administration (HCFA), healthcare expenditures in the United States totaled approximately $1.0 trillion in 1996, or 14% of the country's gross domestic product, making it the largest single sector of the economy. One of the fastest growing components of healthcare expenditures is pharmaceutical costs, which last year totaled approximately $100 billion, according to IMS HEALTH, a leading provider of pharmaceutical information. According to HCFA, pharmaceutical costs are expected to increase at an annual rate of approximately 10% through 2007, driven by an aging population, the accelerating introduction of new drugs, direct-to-consumer advertising by pharmaceutical manufacturers and cost advantages over alternate forms of care, most notably inpatient hospital care. This in turn has created pressure on managed care organizations to control pharmacy costs and improve the process of managing medication treatments.

Physicians have also been affected as healthcare has shifted from a fee-for-service model to managed care forms of reimbursement, which increasingly transfer financial risk for pharmaceutical costs from traditional third-party payers to physicians. This transfer of risk has often had an adverse financial impact on physicians. Moreover, as healthcare becomes increasingly consumer driven, patients are seeking more information, control and convenience, placing additional time and financial pressures on physicians. These changes have led many physicians in the United States to search for tools and solutions to improve practice efficiency, increase revenue, comply with managed care guidelines and address patient needs.

Rapid Growth of the Internet and E-commerce

The Internet is becoming an increasingly important medium in healthcare, providing the opportunity for unprecedented connectivity and access to information for all participants in the healthcare delivery process. We believe that an increasing number of physicians regularly access the Internet, indicating their willingness to adopt technology. Consumer usage of the Internet continues to grow rapidly, and health and medical information was the second most popular subject of Web-based information retrieval searches in 1997 according to Media Metrix, an independent Internet research firm. In addition, it is estimated that e-commerce will grow from $28 billion in 1998 to over $100 billion by 2002.

The Opportunity

The current process for prescribing and delivering medications is inefficient, unnecessarily costly and error-prone. Physicians write virtually all of the 2.8 billion annual prescriptions by hand, resulting in errors and necessitating millions of telephone inquiries from pharmacies for clarification and correction. When physicians write prescriptions, they often do not have ready access to information that would help ensure that the prescription is clinically sound, cost effective and compliant with managed care organizations' pharmacy guidelines. The pharmacist or managed care organization checks this information only after the physician writes the prescription. The inability of managed care organizations to communicate with physicians at the time of prescribing has made it difficult to manage pharmaceutical costs. The existing process further inconveniences the patient, who must travel from the physician's office to a pharmacy and must often wait for the prescription to be filled. In addition, despite the fact that pharmaceutical manufacturers spend billions of dollars promoting the use of their drugs, physicians have a difficult time staying current on the rapidly expanding body of pharmaceutical products and knowledge.

Capnet.com Electronic Drug Store Solution

We offer or intend to offer other e-commerce products that address various aspects of the medication management process. We currently have an internet e-commerce section that enables physicians to purchase pre-packed prescription drugs and other office supplies that could be dispensed from their offices via the internet. We have also negotiated with a mail-order company to handle additional fulfillment of prescription orders thus making it possible for patients to have their prescriptions electronically routed to the pharmacies of their choice or to receive their medications by mail. To physicians, we intend to offer Internet-based information services to permit them to better care for their patients. To patients, we intend to offer ancillary information and electronic services focused on improving care, including patient education and compliance.

Our solution redesigns the pharmaceutical healthcare delivery process to benefit each participant. By providing ready access to information during the prescribing process, our system benefits physicians by reducing the amount of time spent clarifying and changing prescriptions. In addition, our system enables physicians to better manage financial risk and to increase practice revenue through dispensing medications. Patients benefit from the convenience, immediacy and confidentiality of receiving prescription medications in the physician's office. Patients also gain access to valuable information that enables them to play a more active role in managing their healthcare. Managed care organizations benefit from higher physician compliance with their pharmacy guidelines, resulting in lower overall costs. Pharmacies benefit from improved connectivity with physicians, which enhances efficiency and reduces the likelihood of errors.

Benefits of our Model

Online Ordering. Through our Web site, http://www.capnet.com/drugstore.asp, we currently sell pharmaceuticals to physicians, enabling them to provide patients with medications in the office, and we plan to facilitate the delivery of pharmaceutical products directly to patients in the future through a mail order system. We also enable healthcare professionals to purchase medical-related texts, journals and products online. Also, the non-prescription drug section of the online ordering system is developed for the general consumer to be able to order non-prescription items and cosmetics, including health foods and vitamins online.

Physician's Interactive. The company intends also to offer an interactive web-forum for physicians to discuss various issues regarding their pharmaceutical usage and experience. This product will enable pharmaceutical manufacturers and managed care organizations to deliver drug education and detailing to physicians more efficiently and cost-effectively via the Internet, without the face-to-face interaction currently required. In future, as the technology evolves, the company will be able to offer interactive video-conferencing to participating physicians and the pharmaceutical representatives to discuss their experience and pharmaceutical needs.

Intelligent Reminder. We intend to offer a service to track patient compliance with prescribed treatment and to send reminders to patients, physicians and managed care organizations. By increasing compliance, we expect to improve patient care and reduce unnecessary office visits, benefiting patients, physicians and managed care organizations.

Patient Education. Through Capnet IPA and other healthcare entities the company intends to acquire, we will provide information to patients, enabling them to take a more active role in managing and improving the quality and cost of their healthcare. Specific information regarding health state, managed care and medications will be made available on the Web site and via e-mail.

Prepackaged Medications

The company fulfill orders for prepackaged medications through various FDA-licensed repackaging vendors within continental United states of America. Enabling our physicians members to sell repackaged pharmaceuticals is an important component of our value proposition.

Capnet Document Archives (Information Warehouse)

Data Mining Products. As a by-product of electronic prescribing, we accumulate data that correlates the medications prescribed with the related diagnosis. This type of correlated data is not readily available on a broad scale, and we believe that we can market it to pharmaceutical manufacturers and managed care organizations. Currently, the Company is offering such services, via the internet at http://www.capnet.com:5293/tr/. The company currently offers information regarding healthcare, general market trends and archives of its Capnet News items.

Capnet Gateway Online Services has recently signed a licensing agreement with Meridian Medical Group, P.C. to publish all its Clinical Outcomes Analysis, Drug and Care Utilization data, as well as it's "Policies and Procedure Manual" on a subscription basis via its' internet transaction server. The company also is in the process of finalizing negotiation with a major University Teaching Hospital and Medical Center, to acquire the license to convert all their recently published Disease State Management Protocols into a portable Electronic Document to be marketed on a subscription basis via the Internet.

In future, this center will be the starting point for retrieval of hard to find information, for a nominal fee, a phenomenon that is currently not catching on amongst current internet users.

Capnet News

In addition, the company has recently finalized arrangement with UPI Inc., an International News agency, to provide News content to Capnet Gateway Online Services. The news feed focuses on the following areas of human concern: General, Financial, Healthcare, Entertainment, Technology and Sports News. One of the most interesting aspect of the News section is the dynamic nature of the hourly News Summary, which brings News-feeds from different parts of the world every hour.

The company will generate over 60% of its revenue from Management Services and the rest through Electronic Commerce transaction activities and Banner Advertisement.

CAPNET IPA

"Capnet IPA" ("Independent Physician Association"), with over 10 payor contracts, 600 physicians, 15 Community hospitals, four Teaching Hospitals and other ancillary services companies contracted within its network, is the core component of Capnet.com, healthcare management division business. The linkage of these entities is imminent as the convergence of technology brings to bear the burden of information overload currently one of the biggest problems in the healthcare industry. The company believes that by using currently available Internet Technology most of the healthcare industry information processing could be handled more efficiently. To be competitive, the Company must license leading technologies, enhance its existing services and content, develop new technologies that address the increasingly sophisticated and varied needs of healthcare professionals and healthcare consumers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. To this end the company is in the process of acquiring additional healthcare related companies whose business purpose and technology will further enhance the companies ability to achieve its' business goals and objectives in the healthcare industry.

The key components of management services to be provided to Capnet's affiliated healthcare providers and organizations includes:

Cost Efficiency and Quality Outcome analysis
Pharmaceutical Benefit Management
Dynamic Unified Electronic Prescription/OTC Drug Formulary development Electronic Drug Store for Prescription/OTC Drug ordering and processing R & D Product Substitution Compliance
Drug Utilization Data analysis
Care Utilization Data analysis
Care Provider Network and Referral Pattern analysis
Quality Management Incentive Compliance
Dynamic and Comprehensive Clinical Pathways
Health Risk and Needs Assessments of  the Patient Population Served
Case Management.
Electronic Medical Record System
Clinical Laboratory and Diagnostic Cardiovascular, Pulmonary, Nuclear Medicine and Radiological Database Repositories.
Contract Negotiations, Mergers and Acquisition
Strategic Healthcare Planning, Marketing and Implementation utilizing all the available Internet Technologies at Capnet.coms' disposal.











THE HEALTH CARE INDUSTRY


OVERVIEW AND DIRECTION

The $1 trillion health care industry is currently going through a period of tremendous change. Nowhere is this more evident than the patient care delivery network where the three main components - physician groups, insurers and hospitals - are scrambling for market share, volume and control.

The U.S. Health Care Delivery System


                            Physicians



                           Patient
                           Employers
                           Government




             Insurers                       Hospitals






Each component is highly fragmented and contains several segments. Over the last 30 years, many important changes have dramatically altered the landscape of the health care delivery system. In 1994, health care expenditures in the U.S. totaled $938.3 billion, up 6.1 % compared to 1993. Health care represented 13.9% of the total U.S. gross domestic product in 1994. Today, the market is estimated to be approaching $1 trillion. Between 1960 and 1993, per-capita spending for personal health care increased from $126 to $2,920. This is a huge industry that affects nearly everyone in the country. As a result of the size and growth of the market, American medicine is facing serious challenges. The cost of, access to, and quality of health care are significant issues. The health care delivery system must change as it seeks resolution of these issues.

Capnet.com management views the Medicare business as an opportunity for major cost and risk savings. Although Medicare risk contracting is expected to grow to $334 billion by 2002, it constitutes only 14% of the nation's headcount while accounting for 45% of total health care dollars. As Medicare is the fastest growing HMO in the country, Medicare risk contracting represents a significant opportunity for risk pool savings. In the six states of Capnet.com's initial focus, Medicare represents $3.7 billion in physician revenues. Based on Capnet.com's projected market share of 5%, this represents $185 million in revenues in the six-state region.

Medicare Benefit Payments
Capnet.com Initial Target Region

State        Medicare Payments   Physician Share**   Capnet Share***
California *    10,000,000         3,000,000          150,000
Colorado****     1,634,905           359,679           17,984
Wyoming****        159,246            35,034            1,752
Utah****           629,943           138,587            6,929
Montana****        395,644            87,042            4,352
Idaho****          401,179            88,259            4,413
Total           13,220,917         3,708,601          185,430

* California revenue figures are based on rough estimate, however, Los Angeles County has over 300,000 Medicare beneficiaries.
** Physician Share is 22% of Medicare Payments
*** MMEC Share is 5% of Physician Share
**** Source: HCFA/OBA/BDMS, March 1995

Estimated Medicare Spending and Medicare Risk








Table









Source: Congressional Budget Office and Robertson, Stephens  Co.

HISTORICAL PERSPECTIVE

The earlier traditional health care financing methods gave nearly unlimited license to overspend. Third party financing and marketing of health insurance created third parties to collect and dispense monies for healthcare services rendered. For many years this system worked well. Growing risk pools made it possible to meet big needs of the few, from the small payments of the many. However, contained in the above method of healthcare services payment system were the seeds for its DESTRUCTION! i.e., Cost Plus for Hospitals and Fee-For-Services for Physicians!

The traditional system offered other incentives to use resources and services as long as the insurance companies paid the tab. This system provided an environment of free spending and was not very efficient from a business perspective. Physicians involved in this type of delivery system had very little incentive to control costs or provide needed healthcare within given budgets. Medicare adopted this spend thrift financing approach against the advice of some, but with the approval of many, who feared fixed budgets or pricing would restrict their ability to provide effective healthcare. Faced with unlimited demands, prospects for unlimited payment for the richest of our population (Physicians) started... And the race was on! Little time lapsed before growing healthcare cost burdens caused employers and governments agencies to demand a change.

* The first major attempt to control healthcare costs came shortly after Medicare and Medicaid laws were passed. The nation turned to Centralized planning to allocate Capital Resources. This strategy failed in the face of increased demands, which in turn were fueled by a flawed payment system that was instrumental in the "usual and customary" reimbursement patterns that rewarded health professionals based on geographical location and other actuarial method.

* While national health planning strategies were failing, the concept of managed care began to develop through the creation of HMO, PPO, EPO and other acronyms of the same stock!

* The earlier HMOs' were financed largely by Federal grants and later converted to public market-financed. There was a push by HMOs to increase profit and reduce costs.

* The emergence of HMOs came at a time when health insurance companies were moving away from community-rated insurance to corporate or group-rated insurance. The sense of Community sharing of healthcare risk was being lost as corporations and other groups chose to reduce their health care costs by extracting themselves from the community pool.

* The focused marketing of HMOs toward young and healthy groups exacerbated the flight from the concept of community health. The result is massive cost shifting among buyers of health services and massive displacement of potential buyers of health insurance, which are either deemed an unhealthy risk or care rates.

* This selective underwriting has left millions of Americans uninsured!

* Physicians and other healthcare providers responded well to a growing but false sense of price competition. Huge discounts were offered to HMOs, insurers, or employers who had large number of purchasers. As a result, the displacement of the uninsured or underinsured became even more severe. Healthcare providers have slipped unwittingly into the mode of discriminatory pricing. Those individuals who were good insurance risks or employed by the wealthiest corporations now paid less for the same health care services than those who were uninsured, underinsured or employed by a smaller less wealthy Corporation.

* Without structural changes in the system, the current managed care delivery system, riddled with preferential risks and discriminatory pricing is destined to fail.

CONSOLIDATION STRUCTURE


The rapid escalation of health care costs has resulted in the growth and evolution of "managed care." Managed care was initiated by payers and employers, and later gained support from governmental agencies. This widespread support has shifted market power from physicians to health plans due to their size, access to capital, relationships to buyers and ability to manage risks

Medical practices, for the most part, are small businesses and the physician-owners frequently lack the capital resources and business expertise to operate efficiently and effectively. In addition, the small size of most medical practices does not provide negotiating strength in dealings with other entities in the medical delivery system, such as hospitals, HMOs and other physician groups. Specifically, in dealing with hospitals and insurance carriers, medical practices are at a disadvantage. Hospitals and insurance carriers have large business staffs and sophisticated information systems which are not available to individual practices.

Most small practices lack the business expertise and systems to analyze reimbursement levels, trends and administrative costs. They typically sign managed care contracts, regardless of reimbursement and conditions, for fear of losing patients. Belonging to 20,30, or more HMO and PPO networks without the expertise and information systems for-analysis can result in actually losing money on several networks without knowing it.

In an effort to gain support against stronger hospitals and insurance companies, many physicians have begun to join larger group practices. In 1995, only 30.7% of physicians were in-groups with over 100 physicians, and almost two-thirds of physicians were in-groups of 50 or less. Many physicians and small physician groups are just beginning to realize the benefits of consolidation and are seeking a way to fortify their position and take advantage of the economies of scale offered by larger group organizations

Changes in the medical delivery system and the financing of medical services have reduced reimbursement for physicians while burdening medical groups with additional and more complex administrative tasks. These factors both decrease revenue and increase overhead expenses. Many physicians have attempted to maintain their take-home, compensation by increasing their working hours. While this was initially successful, physicians have run out of hours and reached the limit of their physical endurance.


Breakdown of Group Practices, By Size, 1995

Group             Group                       Physician
Size            Practices      % of Total     Positions
                # of Groups                  # of  Physicians  % of Total
3-4             8,926            45.8%        30,941             14.7%
5-9             6,904            35.4%        42,930             20.4%
10-25           2,657            13.6%        38,913             18.5%
26-49             527             2.7%        18,063              8.6%
50-99             226             1.2%        15,193              7.2%
100+              238             1.2%        64,770             30.7%
Total          19,478           100.0%       210,810            100.0%
Source: AMA, Medical Groups in the U.S., 1996 and JP Morgan

There is a simultaneous oversupply and shortage of physicians, depending on location. Nationally, there is an oversupply of specialists, however, there, is a shortage of specialists is rural areas. Specifically in the state of California and Rocky Mountain region, many rural communities have no support or must rely on visiting specialists who have regular office time in rural communities on a weekly or monthly basis. At the same time, and to some extent because of the lack of specialists, rural areas have a difficult time recruiting and retaining primary care physicians. Rural primary care physicians often require special training to treat a wider variety of body systems than they were originally trained to treat. They often do extensive surgery, obstetrics and emergency medicine.

Enlarging medical practices to mitigate some of the limitations of size through merger, acquisition or internal growth has limits. Practices of the size required to gain efficiency, effectiveness; and strength are often in violation of federal antitrust regulations. In many locations, the community is not large enough to support a practice which is large enough to realize economies of scale. This is especially true in rural areas.

Increasingly, these physicians are turning away from affiliations with the two traditional integrators of networks - hospitals and insurers - and looking for both capital and management expertise from for-profit practice management firms. The role of hospitals is also changing as over capacity results in consolidations and closures.

Despite all the changes in the health care, delivery system, physicians still occupy the central role in health care because they deliver the care. Since physicians are the deliverers of care, improvements in quality and cost must be accomplished by changing physician behavior. Due to the fact that physicians control an estimated 85% of health care, spending, efforts at reducing the cost of health care must be fundamentally driven by physicians.

Affiliation Strategy

Central to the new dynamic delivery model of management services is an economic alignment between Capnet IPA and :

Physicians and providers of healthcare services as partners and shareholders who have demonstrated established practice patterns resulting in optimal utilization of healthcare services and disciplined cost control.

Tertiary care and Community hospitals with shared interest in managing risk contracts in a highly capitated managed care environment.

Health plans and third party payors whose members are assigned to Capnet IPA for provision of healthcare services.

Capnet IPA had a revenue of $627,683 as of December 31st, 1998. The revenue for the First Quarter of 1999 is $252,223.09, with a projected annualized revenue for 1999 of $1.5 Million.

Sales And Marketing

The Company markets Capnet.com through its internal sales force and its strategic distribution relationships which typically couple the Company's use of the strategic partner's services or content with the strategic partner's obligation to market Capnet.com to its customer or client base. The Company's distribution partners, which target different healthcare sectors, combined with the Company's internal sales force, provide the Company with sales and marketing professionals who are experienced in the healthcare industry. The Company's and its strategic partners' direct marketing efforts, which may include promotional offers, direct mail and telemarketing initiatives, emphasize the ease of use and adoption, attractive pricing and integrated solution offered by Capnet.com. The Company has entered into, and intends to continue to enter into, strategic alliances with parties who have established customer or client bases that have an anticipated need for the services provided through Capnet.com. In connection with certain of these strategic alliances, such as the alliances with, DRL Network, Allscript Pharmaceuticals, Pam Pacific and Associates, DTS Wireless, MDS Technologies, Microsoft Corporation, Link-Exchange, Ingram Micro, Sager Midern, etc., the Company has agreed to bear the cost of certain subsidized promotional offers, to compensate such partners for each subscriber that Capnet.com obtains through their marketing efforts or to make guaranteed payments to such partners. The Company intends to continue to enter into additional promotional arrangements in the future.

The Company is currently engaged in a significant branding and promotional campaign to increase awareness of the Capnet.com brand.

The Company is employing a combination of online advertising and other marketing and promotional efforts aimed at defining a desirable online destination for healthcare professionals and consumers, attracting new subscribers and consumers, increasing traffic on its Web site and developing additional revenue opportunities. The Company also promotes Web-based services through traditional print media, including trade journals, newspapers and magazines targeted at healthcare professionals, and participates in tradeshows, conferences and speaking engagements as part of its ongoing public relations program. The Company plans to continue to allocate significant resources to marketing Capnet.com.

For its Electronic Drugstore, the company intends to market its products services through an internal direct sales force and intend to pursue strategic relationships with key suppliers of physician practice management systems, physician-focused Internet portals and managed care organizations to complement our internal efforts.

Since the participating physicians are part of Capnet IPA, we target sites with a large number of high-volume prescribing physicians in states where in-office dispensing is well-established or where many physicians bear financial risk for pharmaceutical costs. We will use a variety of tools to attract prospective customers, including editorials, articles and advertisements in trade journals, as well as executive seminars, exhibits at selected trade shows and other direct marketing techniques.

TECHNOLOGICAL COMPONENT


A critical element in the merger of talent and capacity of practitioners is the use of computerized medical records. Electronic networking with a high level of security allows appropriate records to be shared among member practitioners. This system provides rural practitioners with support from a broad scope of specialty talent that is responsive to patient's needs, fosters the practice of conservative medicine and provides care that is convenient for patients at an affordable cost.

Furthermore, CAPNET.com, was born out of the need to develop technologies to assist healthcare practitioners to reduce overhead, while simultaneously increasing staff efficiency. The healthcare industry is currently under-going a tremendous amount of changes. Physicians and other healthcare organizations keep trying to manage change, but we always manage the things we don't like. It's time that healthcare providers truly make change their best friend, because change is going to continue to accelerate because of technology.
To make rapid change our friend, we need to know what will happen before it happens. This is why it is critical to understand the future of technology. By understanding the future, you will be able to surpass the competition.

Anthony C. Dike, MD, who is the founder and pioneer of the CAPNET.com conceptual model, believes that "The next 10 years are already Invented-and the Tools are here and the Challenge is to use the Technology in New ways, and not the Old ways".

The whole idea in developing CAPNET.com programs and network is to enable the participating providers and service organizations embrace the technologies they want - one or all the components listed above, at their own self learning pace. To quote Samuel Johnson, "Men may be convinced, but they cannot be pleased against their will".


TELECOMMUNICATIONS COMPONENT




Telemedicine                       Network
                                   Administration
Clinical
Data                                         Internet
Repository    Hosp A    Hosp B               Acces
                   Hosp C
              Out-patient          Surgi-Center
               Clinic

                       Communication
                         Network           Home Health
   Physician

          Physician's                               Payors
           Home           Supplies   Laboratories
Data                                                 Master
Security                                             Patient
            Optical                Internet          Index
             Disk                   Access
            Storage





Opportunity for Connectivity

Already, the mobile work force numbers 45 million, and nearly 40% of all employees. By the year 2000, sales of wireless data will reach %12 billion annually, and the market for portable devices will climb to 15 million units.

Mobile wireless computing in healthcare continues to draw significant attention. There are several examples of wireless mobile computing in hospitals across the country. Physicians as a professional group, due to their job requirement, constitute the largest consumer of mobile telecommunication services. Almost all actively practicing physician has wireless pager and some sort of message center.

However, there are very few large implementations of this technology in ambulatory care setting. As compared with home and acute care, ambulatory care has several significant challenges associated with it. This includes staff tolerance for technological complexity, clinician acceptance and the ability to handle years of existing paper-based medical records.

CAPNET.com has arranged with CGI Communications Services, Inc., which has a strategic partnership relationship with the following leaders in the area of telecommunication i.e. US Robotics -Mobile Communication Division, (d/b/a Megahertz Inc.), AT&T Easylink Services, Microsoft Corporation, Ram Mobile Data, and DTS Wireless Services, Inc., to provide participating healthcare providers an effective communication tools to help them manage their patients more effectively.

Each participating provider will have access to a full range of Tele-communications services, including "After Hours" Medical Emergency Services Coverage.

Furthermore, each participating healthcare provider will have option to sign-up for a turn-key wireless telecommunication services whereby they are provided with the following items on a rental/lease terms:

* A Hand-Held Computer e.g. HP Palmtop PC.
* A wireless modem e.g. US Robotics (Megahertz Allpoints Wireless PC Card)
* Access to Mobitex Network, the International de facto standard for wireless communications e.g Ram Mobile Data Network.
* A Subscription to wireless service which includes a client software, Internet Address, personal 800 number for 24hour message center, personal 888 fax number for receiving fares, registration of fax coversheet, letterhead, and signature, and 5 pages of stored attachments. (with option to purchase additional stored fax attachment service, accessories e.t.c.).e.g. DTS Wireless Services, Inc.
* Internet Browser e.g. Microsoft Internet Explorer Version 4.X or Netscape Communicator Version 4.X.

This design will alert on-call personnel to priority messages in a timely and cost effective manner. The Telecommunications package includes customizable mailbox system, remote paging, and E-mail. Additional optional mail boxes may be added to accommodate medical groups or staff.

The CAPNET.com Gateways will make it possible to provide inexpensive, efficient and engaging real time linkages across the entire healthcare Community. Many companies, including integrated delivery systems, pharmaceutical and managed care organizations, can take advantage of new connectivity tools as shown in the schematic drawing below:

Telecommunications Benefits

* Instant and comprehensive dissemination of timely, provider specific information such as health plan costs and benefits, physician site locations and biographical profiles, and urgent care advice from tele-nurses.
* Access to clinical studies and consumer health information contained in both public and private data repositories.* Access to medical records, test results, authorization rules and care guidelines stored on the company or off-site data bases.
* Member Health-Risk and Needs Assessment information gathering by robotics voice response outbound telephone technology
* E-Mail messaging between providers across the care continuum and directly into patients home.
* A Communications forum or chat-line for physicians wishing to share ideas with colleagues, as well as patients with chronic diseases, wishing to communicate with other patients about common conditions, experiences and treatment options.
* Enrollment for self-help training programs, on-line teleconferences and participation in regularly scheduled healthcare seminars via a tele-medicine video conferencing, telephone or Internet Connectivity.
* Secure areas of any communication channel can be used to disseminate information to selected audiences, e.g. clinical updates, management reports, and marketing promotions.
* Cost effective connectivity to private WANs,  organizational Intranet, and other geographical remote care sites or other providers anywhere in the world.
* Access to Capnet.com Electronic Drugstore for product ordering and utilization.
* Efficient addressing that enables the end-user to transmit data quickly and mote efficiently as compared to data-over-cellular and data-over-trunk line.
* Assured Receipt: Store and forward capability, which allows messages that cannot be delivered immediately to be stored in the network. Messages are then forwarded to the mobile unit at the first available opportunity.
* Preview e-mail headers before downloading so as to help the provider select which messages to read, hold, discard or forward. The physician then
  manages   wireless costs by paying only for those e-mail downloaded.
* Ability to reply to and send e-mail to anyone in the world with an Internet address.
* Ability to receive phone messages called into the healthcare providers personal 800 number. Calls could be re-directed to an operator-assisted 24 hour message center for wireless delivery i.e. Voice-Text or Text-Voice Messaging service.
* Ability to send messages to fax machines, most Alpha numeric pagers and
  even   telephones.
* Ability to fax documents by using a personalized pre-stored letterhead, personal signature and even the physician's most used fax attachments.
* Global dial-in access, which allows the healthcare provider to download or send e-mail, fax, and phone messages, no matter where they are in the world.
* Access to the WWW and download pages in text mode from a favorite site.
* No third party misinterpretation because messages are received with complete accuracy
* Improved response time
* Savings of up to 40% over existing service Physicians phone answered on the first ring
* Each incoming message is time and date stamped
* Callers never placed on hold
* Physicians immediately notified of an emergency by pager
* Access to Capnet.com Disease Management Information System, for database access, e.g. patient medical record, laboratory data and download.

Other Benefits To Participating Physician

1.	CAPNET will pursue the application and continuous enhancement of technology to support efficient and effective clinical and business operations. This includes "bottom up" and "top down" analysis so as not to unduly interfere with current clinical and business operations.

II.	Wherever practical, local area networks in practices and
      administrative offices will be connected to CAPNET's wide area network to eliminate duplication and allow efficient interchange of information at a minimal cost.

Ill. CAPNET will develop a proper mix of physician specialties, mid-level
     providers, and   medical facilities in order to insure the success of
     the above strategy.

IV. CAPNET will develop a business approach to contracting with HMOs, PPOs and other managed care carriers and entities. Contracts among the various elements of the health care delivery business should be fair to all parties, provide for reasonable administration and allow a fair profit.

      CAPNET plans to use the business approach to assess contracting opportunities, negotiate mutually beneficial agreements and then, monitor the cost and profit of each agreement.

V CAPNET will conduct periodic operations analyses/reviews to evaluate practice operations in the context of the patient, practitioners, staff, payer, community and business environment in which the practice operates. The result of the analyses are specific recommendations for improvement along with a plan for implementation.

VI. CAPNET will provide expertise to member practices in the area of clinical and business operations. Expertise is provided through standard operational techniques and procedures as well as through an internal and contracted staff with expertise in a wide variety of fields.
     Support includes:

a. Clinical operations
b. Medical records
c. High-tech systems (such as computers, phone systems and electronic data inter change with hospitals and laboratories)
d. Billing and collections
e. Personnel/payroll systems
f. Financial operations and analysis
g. Legal
h. Marketing
i. Joint purchasing of medical and business supplies and equipment
j. Insurance purchasing - malpractice and business insurance
k. Development and implementation of clinical protocol
l. Development and negotiation of risk contracts

V1I. CAPNET will provide reporting standards that allow CAPNET management to monitor and analyze member practices. Practices which are out of compliance will be analyzed in more detail by support staff. Practice guidelines are the basis for analysis of each member group to determine what, if any, improvements are clinically and operationally warranted considering the local environment. Guidelines include:

A.     Stafting costs
B.     Protit margin
C.     Overhead costs
D.     Administration costs
E.     Accounts receivable
F.     Cost of providing clinical services, medical supplies and equipment
G.     Industry operating ratios

VIII. CAPNET will select providers based on credentials and ethical standards. A system of screening potential members is used to assure that problem practitioners are not invited to join. Providers will be selected based on the following criteria:

A.    Exceptional clinical standards
B.    High ethical standards
D. A demonstrated history of providing quality, cost-effective medical care

IX. CAPNET will create compensation formulas which are designed to attract and retain good practitioners and maintain long-term harmony and productivity. A sound compensation formula can help avoid many of the problems in a medical "group." Practitioner incentives are designed to engage the practitioners in the pursuit of CAPNET's mission.

X. CAPNET will use member meetings as a tool to nourish the benefits of synergy:

C. State councils meet monthly, board of directors quarterly and the corporation will hold an annual meeting.
D. Within the organization, groups such as office managers and financial staff meet periodically.

X1. CAPNET will integrate mid-level practitioners to allow and foster the efficient, effective delivery of care. Mid-level practitioners provides a balance of care givers at all levels. For example, the membership consists of MDs, DOs, ODs, LCSs, DPMs, etc.

Sales And Marketing

The Company markets Capnet.com through its internal sales force and its strategic distribution relationships which typically couple the Company's use of the strategic partner's services or content with the strategic partner's obligation to market Capnet.com to its customer or client base. The Company's distribution partners, which target different healthcare sectors, combined with the Company's internal sales force, provide the Company with sales and marketing professionals who are experienced in the healthcare industry. The Company's and its strategic partners' direct marketing efforts, which may include promotional offers, direct mail and telemarketing initiatives, emphasize the ease of use and adoption, attractive pricing and integrated solution offered by Capnet.com. The Company has entered into, and intends to continue to enter into, strategic alliances with parties who have established customer or client bases that have an anticipated need for the services provided through Capnet.com. In connection with certain of these strategic alliances, such as the alliances with, DRL Network, Allscript Pharmaceuticals, Pam Pacific and Associates, DTS Wireless, MDS Technologies, Microsoft Corporation, Link-Exchange, Ingram Micro, Sager Midern, etc., the Company has agreed to bear the cost of certain subsidized promotional offers, to compensate such partners for each subscriber that Capnet.com obtains through their marketing efforts or to make guaranteed payments to such partners.
The Company intends to continue to enter into additional promotional arrangements in the future.

The Company is currently engaged in a significant branding and promotional campaign to increase awareness of the Capnet.com brand.

The Company is employing a combination of online advertising and other marketing and promotional efforts aimed at defining a desirable online destination for healthcare professionals and consumers, attracting new subscribers and consumers, increasing traffic on its Web site and developing additional revenue opportunities. The Company also promotes Web-based services through traditional print media, including trade journals, newspapers and magazines targeted at healthcare professionals, and participates in tradeshows, conferences and speaking engagements as part of its ongoing public relations program. The Company plans to continue to allocate significant resources to marketing Capnet.com.

For its Electronic Drugstore, the company intends to market its products services through an internal direct sales force and intend to pursue strategic relationships with key suppliers of physician practice management systems, physician-focused Internet portals and managed care organizations to complement our internal efforts.

Since the participating physicians are part of Capnet IPA, We target sites with a large number of high-volume prescribing physicians in states where in-office dispensing is well-established or where many physicians bear financial risk for pharmaceutical costs. We will use a variety of tools to attract prospective customers, including editorials, articles and advertisements in trade journals, as well as executive seminars, exhibits at selected trade shows and other direct marketing techniques.

Competition

The Company anticipates competing directly and indirectly for subscribers, consumers, content and service providers, advertisers and acquisition candidates with the following categories of companies: (i) online services or Web sites targeted to the healthcare industry generally;
(ii) publishers and distributors of traditional off-line media, including those targeted to healthcare professionals, many of which have established or may establish Web sites; (iii) general purpose consumer online services which provide access to healthcare-related content and services;
(iv) public sector and non-profit Web sites that provide healthcare information without advertising or commercial sponsorships; (v) vendors of healthcare information, products and services distributed through other means, including direct sales, mail and fax messaging; and (vi) Web search and retrieval services and other high-traffic Web sites. The Company does not have the contractual right to prevent its subscribers, other than physician members of Capnet IPA who are under obligation to utilizes the Company's Website and services for information processing and medical transaction and certain promotional plans, from terminating their service or changing to a competing network. The Company believes that the principal competitive factors in attracting and retaining healthcare subscribers are the depth, breadth and timeliness of services and content, the ability to offer compelling content and services and brand recognition.

Other important factors in attracting and retaining healthcare professionals include ease of use, quality of service and cost. The Company believes that the principal competitive factors that will attract advertisers include price, the number of healthcare professionals who subscribe to Capnet.com, the aggregate traffic on Capnet.com's website, the demographics of the Company's subscriber and user bases and the creative implementation of advertisement placements.

For the electronic Drugstore, the company believes that there are no competitors in medication management that offer a comprehensive solution with ease of use, accessibility, information content and value proposition comparable to ours. However, several organizations offer components that overlap with certain components of our solutions and may become increasingly competitive with us in the future.

We face competition from several types of organizations, including the following:
* physician practice management systems suppliers;
* electronic medical records providers;
* healthcare electronic data interchange providers;
* point-of-care dispensing providers;
* Internet pharmacies; and
* Internet information providers.

 "Amongst the greatest thing that has happened in the world is the introduction of the Internet and the popularization of Electronic
Commerce as a viable option for consumer purchasing use" said Anthony C. Dike, the Principal of Capnet.com

According to Anthony C. Dike, the company has come a long way from being just an internet list and directory entity to full fledge electronic commerce and management company.


Anthony C. Dike, now assumes the control of the affairs of the company as the Chairman and CEO. He will elect a new board of directors, as well as appoint additional officers to help him manage the day to day affairs of the company.

Management anticipates a combined revenue of over $30 million within the first year of operation.

ABOUT MERIDIAN HOLDINGS

Meridian Holdings, Inc., (OTC: MEHO), based in Los Angeles, is an Internet based company with special emphasis on Electronic-Commerce Transaction.

The Company is focusing on providing services that generate recurring revenue. Internet based communities, on-line mall, classified advertisement and auction websites will be developed, acquired or be affiliated with the Company. The Company expects that the majority of its revenues will initially consist of recurring subscription revenues and revenues from management services agreement. If the Company is successful in increasing its subscriber base, building brand recognition and increasing traffic on its Web site, the Company expects revenues from advertising, transaction and sponsorship fees to increase as percentages of its total revenues.

The Company intends to pursue acquisitions that it believes are complementary to its existing business and will help it build its subscriber and consumer bases, increase its services and potentially provide additional sources of revenue.

*This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words, "believes," "anticipates," "expects" and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results. Such factors include, among other things, the Company's financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers and contractors; and other financing requirements.























                                    EXHIBIT E

                               DEFINITION OF TERMS


For purposes of the Agreement (including this Exhibit A):

"ACQUISITION TRANSACTION" shall mean any transaction involving:

(a) the sale, license, disposition or acquisition of all or a material portion of Seller's business or assets;

(b) the issuance, disposition or acquisition of (i) any partnership interest or other security of Seller, or (ii) any option, call, warrant, convertible instrument or right (whether or not immediately exercisable) to acquire any partnership interest or other security of Seller; or

(c) any merger, consolidation, business combination, reorganization or similar transaction involving Seller.

       "AFFILIATE" means and include: (i) any current or former partner of Seller; (ii) any sibling, uncle, aunt, niece or nephew of any person described in clause (i); (iii) any ancestor or lineal descendant of any person described in clauses (i) or (ii); (iv) any current or former spouse of any person described in clauses (i), (ii) or (iii) or any person who is a member of the same household of the person described in clauses (i),
(ii) or (iii) or who has resided with such person for more than 10 days in any calendar year; (v) any ancestor or lineal descendant of any person described in clauses (i), (ii), (iii) or (iv); or (vi) any entity or person in which any of the foregoing have a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

         "AGREEMENT" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         "COMMON STOCK" shall mean the common stock of Buyer.

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" shall mean any written agreement, contract, subcontract, lease, understanding, instrument, promissory note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine,penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.


         "DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller, and delivered to Seller on behalf of Buyer.


         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise ortransfer of any other attribute of ownership of any asset).

         "ENVIRONMENTAL LAW" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface orsubsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles.

         "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under theauthority of any Governmental Body or pursuant to any Legal Requirement; or (b)right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of anynature; (b) federal, state, local, municipal, foreign or other government; or(c) governmental or quasi-governmental authority of any nature (including anygovernmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         "INDEMNITEES" shall mean the following Persons: (a) Buyer;
(b) Buyer'scurrent and future affiliates; (c) the respective Representatives of the Personsreferred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

         "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination orinvestigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise putinto effect by or under the authority of any Governmental Body, including butnot limited to, any bulk transfer law.

         "MATERIAL ADVERSE EFFECT" means a violation or other matter will be deemed to have a "Material Adverse Effect" on Seller if such violation or othermatter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in Seller Closing Certificate but for the presence of "Material
Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Seller's business, condition, assets, liabilities, operations, financial performance or prospects.

         "PERSON" shall mean any individual, Entity or Governmental Body.

         "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "RELATED PARTY" shall mean: (i) each individual who is, or who has at any time since December 31, 1997 been, an officer of Seller;
(ii) each member of the immediate family of each of the individuals referred toin clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than Seller) in which any one of the individuals referred to in clauses "(i)","(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary orequity interest).

         "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "SEC" shall mean the United States Securities and Exchange
          Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLER CONTRACT" shall mean any Contract: (a) to which Seller is a party; (b) by which Seller or any of its assets is or may become bound or underwhich Seller has, or may become subject to, any obligation; or (c) under which Seller has or may acquire any right or interest.

         "SELLER PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to Seller or otherwise used by Seller.

          "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRADE RIGHTS" means and include: (i) all United States, state and foreign trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, including all claims for infringement, and all registrations thereof and applications therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof; (ii) all UnitedStates and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship;
(iii) allUnited States and foreign patents and patent applications, including all claimsfor infringement and all international proprietary rights associated therewith;(iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; and (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property.

         "YEAR 2000 COMPLIANT" means, with respect to a computer, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before,on, or after January 1, 2000; (ii) the computer, program or software accepts,calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.









EXHIBIT F

LIST OF SELLER KEY EMPLOYEES & CONSULTANTS

Lionel du Boisblanc
Elizabeth Campos
Julie Puraty
Fred Brown
Lavonda Hodges
Darnell Wyrick
Edward Williams
Robert Smith
Paul Dillon
Tyrone Stallings
Marlin Hines
Nancy Arreola
Maricella Arreola
Roger Mullendore
Raymond O. Dike, Esq (Overseas Representative)

Effective on the closing of the acquisition, the Company's Officers and Directors were as follows: Anthony C. Dike, MD- Chairman, President and Chief Executive officer.

Anthony C. Dike, MD is also the medical director of Meridian Medical Group, P.C., Chairman and CEO of Meridian Health Systems, Inc. He originated the idea of "Computer Aided Provider NETwork," (CAPNET) as a facilitator of vertical integrated Electronic Commerce delivery system, that will foster the continuous growth and expansion of the capabilities of the Internet and providing for easy dissemination of time critical information over a secured private networks. He is the Chairman/CEO of Intercare Diagnostics, Inc and CGI Communications Services, Inc. Anthony C. Dike, MD, is also a consultant to the United Nations Developmental Program for Tokten (Transfer of Knowledge Through Expatriate National). He is also a consultant to the U.S. Department of Education Office of Special Education and Rehabilitation (NIDRR), as a grant application reviewer. He is also a member of Medical Advisory Board as well as Pharmacy & Therapeutic ("P&T") Committee of LA
Care Health Plan. Member of the Medical Affairs Committee of Los Angeles County Community Health Plan. He has authored various Multimedia Software Titles including the Mirage Systems Multimedia Biofeedback Program the first FDA approved software only for Biofeedback and relaxation training; Body Pain Trigger Points Program; Stress Profiling Program; Drmagic(tm) Medical Practice Management Program. He is also the founder of Capnet Gateway
Online Services, an Internet based information management company http://www.capnet.com; Bolingo.com (hi-Tech E-commerce Store http://www.bolingo.com; Bidfair.com (a person to person Auction site http://www.bidfair.com ;.